                                                                    EXHIBIT 10.4

                                                               EXECUTION VERSION

================================================================================

               SUBORDINATED ENGINE MORTGAGE AND SECURITY AGREEMENT

                          Dated as of September 3, 2004

                                     between

                           AMERICA WEST AIRLINES, INC.

                                       and

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

                               as Security Trustee

================================================================================

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE 1.  DEFINITIONS...........................................................................    1
      Section 1.01. Certain Definitions...........................................................    1
      Section 1.02. Certain Rules of Construction.................................................    1

ARTICLE 2.  SECURITY .............................................................................    1
      Section 2.01.  Grant of Security Interest...................................................    1

ARTICLE 3.  COVENANTS OF THE COMPANY..............................................................    5
      Section 3.01.  Liens........................................................................    5
      Section 3.02.  Possession, Operation and Use, Maintenance and Registration.................     6
      Section 3.03.  Replacement and Pooling of Parts; Alterations, Modifications and Additions...   12
      Section 3.04.  Event of Loss and Release of Engines.........................................   14
      Section 3.05.  Insurance....................................................................   21
      Section 3.06.  Filings......................................................................   22
      Section 3.07.  Merger, Consolidation........................................................   22
      Section 3.08.  Notice of Change of the Company's Location...................................   23
      Section 3.09.  Inspection...................................................................   23

ARTICLE 4.  REMEDIES OF THE SECURITY TRUSTEE UPON A SUBORDINATED EVENT OF DEFAULT.................   24
      Section 4.01.  Remedies with Respect to Collateral..........................................   24
      Section 4.02.  Remedies Cumulative..........................................................   27
      Section 4.03.  Discontinuance of Proceedings................................................   27
      Section 4.04.  Allocation of Payments.......................................................   28
      Section 4.05.  Turnover of Payments to Senior Trustee.......................................   28

ARTICLE 5.  INTENTIONALLY LEFT BLANK

ARTICLE 6.  SECURITY FUNDS
      Section 6.01.  Investment of Security Funds.................................................   29

ARTICLE 7.  MISCELLANEOUS.........................................................................   29
      Section 7.01.  Termination of Mortgage......................................................   29
      Section 7.02.  Alterations to Mortgage......................................................   30
      Section 7.03.  No Legal Title to Collateral.................................................   30
      Section 7.04.  Sale of the Engines by Security Trustee Is Binding...........................   30
      Section 7.05.  Benefit of Mortgage..........................................................   30
      Section 7.06.  Section 1110 of the Bankruptcy Code..........................................   30
      Section 7.07.  Notices......................................................................   31
      Section 7.08.  Severability.................................................................   31
      Section 7.09.  Separate Counterparts........................................................   32

                                       (i)

      Section 7.10.  Successors and Assigns.......................................................  32
      Section 7.11.  Headings.....................................................................  32
      Section 7.12.  Governing Law; Submission to Jurisdiction; Venue.............................  32
      Section 7.13.  WAIVER OF TRIAL BY JURY......................................................  32
      Section 7.14.  Governing Law................................................................  33

APPENDIX A                              Definitions

APPENDIX B                              Insurance

EXHIBIT A                               Mortgage Supplement

EXHIBIT B                               Form of Letter of Credit

SCHEDULE I                              List of Permitted Countries

                                     (ii)

               SUBORDINATED ENGINE MORTGAGE AND SECURITY AGREEMENT

            This SUBORDINATED ENGINE MORTGAGE AND SECURITY AGREEMENT, dated as of September 3, 2004 (the "Mortgage") between AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Security Trustee (the "Security Trustee").

                              W I T N E S S E T H :
                              ---------------------

            WHEREAS, as a condition to the Lenders entering into the Loan Agreement, the Company has entered into the Indemnity Agreement to support certain payment obligations due and owing to the Beneficiaries under the AWA Operative Documents; and

            WHEREAS, the Company desires by this Mortgage, among other things, to grant to the Security Trustee for the benefit of the Secured Parties a perfected Lien on the Collateral in accordance with the terms hereof, as security for the Obligations; and

            WHEREAS, all things necessary to make this Mortgage a legal, valid and binding obligation of the Company and the Security Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

            NOW, THEREFORE, to secure the due and punctual payment of the Obligations, it is hereby covenanted and agreed by and between the parties hereto as follows.

                                   ARTICLE 1.

                                   DEFINITIONS

            Section 1.01. Certain Definitions. Unless otherwise defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings set forth in Appendix A hereto.

            Section 1.02. Certain Rules of Construction. The defined terms and the other provisions of this Mortgage shall be construed in accordance with the rules of construction set forth under the heading "General Provisions" in Appendix A hereto.

                                   ARTICLE 2.

                                    SECURITY

            Section 2.01. Grant of Security Interest. In order to secure (i) the prompt payment when due of the Obligations and (ii) the performance and observance by the Company of all agreements, covenants and provisions contained herein and in the other Operative Documents to the extent same relate to the Obligations and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Security Trustee, its successors in trust and assigns, for the security and benefit of the Secured Parties, a security interest in, and mortgage lien on, all right, title and interest of the Company in, to and under the following described properties, rights, interests and privileges (which, collectively, including all property hereafter specifically subjected to the lien of this Mortgage by any instrument supplemental hereto, are referred to herein as the "Collateral") (it being expressly understood and agreed that the security interest granted hereunder in the Collateral shall be junior, and otherwise subject and subordinate in all respects, to the security interest granted in the Collateral under the Senior Mortgage):

            (a) the Engines, each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower (as more particularly described in each Mortgage Supplement executed and delivered in connection herewith), as the same is now and will hereafter be constituted, whether now owned or hereafter acquired, and whether or not any such Engine from time to time is installed on an airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definition of "Engines", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Engines and (b) all Engine Documents;

            (b) all warranty rights with respect to the Engines or any Part thereof that the Company may have to the extent that such warranty rights are assignable (the "Warranties") (it being understood that the Company has no obligation to obtain an assignment or consent or to take any further action with respect to the security interest granted pursuant to this clause (other than to include such Collateral in any UCC financing statements and continuation statements) notwithstanding any obligation of the Company in any Operative Document (including the last paragraph of this Section 2.01) to execute and deliver further instruments and documents or provide other further assurances, except that, if an Event of Default shall have occurred and be continuing, the Company will take reasonable action requested by the Security Trustee for the assignment of material Warranties with respect to an Engine to any person acquiring such Engine pursuant to Article 4); in each case together with all rights, powers, privileges, options and other benefits of the Company thereunder with respect to the Engines, including, without limitation, the right to make claims thereunder, and to do any and all other things which the Company is or may be entitled to do thereunder;

            (c) each assigned Lease (to the extent assigned under any Lease assignment), and including, without limitation, all rents or other payments of any kind made under such assigned Lease, all collateral security or credit support with respect to such assigned Lease (in the nature of a guarantee, letter of credit, credit insurance, Lien on or security interest in any property or otherwise) for the obligations of the lessee thereunder (if any), and all rights of the Company to execute any election or option or to give any notice, consent, waiver, or approval under or with respect to any thereof or to accept any surrender of any Engine or any part thereof as well as any rights, powers or remedies on the part of the Company, whether arising under such assigned Lease or by statute or at law or in equity, or otherwise, arising out of any default under such assigned Lease (it being understood that, so long as no Event of Default shall have occurred and be continuing, the Company shall retain all rights as lessor under such Lease, including to receive all such payments thereunder, to hold, dispose of, or relinquish any such collateral or credit support and to take or refrain from taking all actions thereunder) (to the extent assigned under such Lease assignment);

            (d) all proceeds with respect to the requisition of title to the Engines or any part thereof, and all insurance proceeds with respect to the Engines or any part thereof, but excluding any insurance maintained by the Company and not required under Section 3.05;

            (e) all Eligible Accounts; all cash, Permitted Investments and other financial assets held therein by the Security Trustee or an Eligible Institution or otherwise paid or deposited to or with the Security Trustee or an Eligible Institution and held or required to be held by the Security Trustee or an Eligible Institution hereunder; and all security entitlements (as defined in Article 8 of the New York UCC) with respect thereto; and

            (f) all proceeds of the foregoing;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this
Section 2.01, so long as no Event of Default shall have occurred and be continuing, (i) the Company shall have the right, to the exclusion of the Security Trustee, to quiet enjoyment of the Engines and the other Collateral, and peaceably and quietly, without hindrance or molestation, to possess, use, retain and control the Engines and the other Collateral, and (ii) the Company shall have the right, to the exclusion of the Security Trustee, with respect to the Warranties, to exercise in the Company's name all rights and powers as the beneficiary of the Warranties and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Warranties;

            TO HAVE AND TO HOLD the Collateral unto the Security Trustee, its successors and assigns, forever, upon the terms herein set forth, for the benefit, security and protection of the Security Trustee, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

            It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under any assigned Lease and the Warranties to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Security Trustee shall have no obligation or liability under any assigned Lease and the Warranties by reason of or arising out of the assignment hereunder, nor shall the Security Trustee be required or obligated in any manner to perform or fulfill any obligations of the Company under any assigned Lease and the Warranties, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            The Company does hereby irrevocably constitute and appoint the Security Trustee the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds) and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Security Trustee may deem to be necessary or advisable to collect such property which constitutes Collateral; provided that the Security Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default; provided, further, that the exercise of such rights shall at all times be subject to the rights of the Senior Trustee under the Senior Mortgage and to the provisions of Section 4.01(c) of this Mortgage. Without limiting the provisions of the foregoing, during the continuance of any Event of Default, but subject to the terms hereof and any mandatory requirements of applicable Law, the Security Trustee shall have the right under such power of attorney in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of the Company or otherwise, that the Security Trustee may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Security Trustee in and to the security intended to be afforded hereby. The Company hereby agrees that, if the Lien of the Senior Mortgage has been discharged, promptly on receipt thereof, except as otherwise contemplated by the Operative Documents, it will transfer to the Security Trustee any and all moneys from time to time received by the Company constituting part of the Collateral, for distribution by the Security Trustee pursuant to this Mortgage.

            The Company does hereby warrant and represent that it has not sold or assigned, and hereby covenants that it will not sell or assign, so long as this Mortgage shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Security Trustee, except as provided in the Senior Mortgage or as expressly permitted herein or in any other Operative Document.

            The Company agrees that at any time and from time to time, upon the written request of the Security Trustee, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Security Trustee may reasonably deem necessary to perfect and protect the priority of the security interests and assignments created hereby and to obtain the full benefits of the security interest granted hereunder and of the rights and powers herein granted.

                                   ARTICLE 3.

                            COVENANTS OF THE COMPANY

            Section 3.01. Liens. The Company will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Company's interest in the Collateral, except:

            (a) the Lien of this Mortgage and the Senior Mortgage;

            (b) the rights of others under agreements or arrangements to the extent permitted by Section 3.02 hereof;

            (c) Liens for Taxes of the Company (or any Lessee) and its U.S. Federal tax law consolidated group either not yet due or payable or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of any Engine or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

            (d) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for more than sixty (60) days or are being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of civil penalty or any discernible risk of criminal liability against any Secured Party or any material risk of the sale, forfeiture or loss of any Engine or adversely affect the Lien of this Mortgage;

            (e) Liens arising out of any judgment or award against the Company (or against any Lessee), so long as such judgment or award shall, within sixty (60) days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within sixty (60) days after the expiration of such stay and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss (including loss of use) of any Engine, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

            (f) any other Lien with respect to which the Company (or any Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Security Trustee;

            (g) salvage or similar rights of insurers under policies of insurance maintained by the Company under Section 3.05 hereof;

            (h) Liens attributable to the Security Trustee; and

                  (i) Liens approved in writing by the Security Trustee.

Liens described in clauses (a) through (i) above are referred to herein as "Permitted Liens." The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien on the Collateral other than a Permitted Lien arising at any time.

            Section 3.02. Possession, Operation and Use, Maintenance and Registration.

                  (a) Possession. Except as expressly provided herein, the Company shall not, without the prior written consent of the Security Trustee, sell, lease or otherwise in any manner deliver, transfer or relinquish possession of any Engine; provided that if and for so long as all approvals, consents or authorizations required in connection with any such lease or such delivery, transfer or relinquishment of possession by the FAA (or, if at the time thereof, the Engine is installed on an airframe registered with any non-U.S. Government Entity, such other Government Entity) have been obtained and remain in full force and effect, then the Company may, without the prior written consent of the Security Trustee:

            (i) so long as no Event of Default shall have occurred and be continuing, subject or permit any Lessee to subject any Engine to normal interchange, pooling or borrowing, or similar arrangements with persons who are domiciled in the United States, in each case for no more than six months and customary in the airline industry and entered into in writing by the Company (or any Lessee) in the ordinary course of its business; provided that (A) no such agreement or arrangement shall contemplate, require or result in the transfer of title to such Engine, (B) if the Company's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Company shall comply with Section 3.04(a) hereof in respect thereof, and (C) the Company (or a Lessee) shall not relinquish possession of an Engine pursuant to this clause (i) for a period longer than 180 consecutive days;

            (ii) deliver or permit any Lessee to deliver possession of any Engine or any Part (A) to the manufacturer thereof or to any FAA certified third-party maintenance provider (or certified by a foreign authority so long as work performed on such Engine or Part shall comply with Section 3.02(c)), for testing, service, repair, maintenance or overhaul work on such Engine or Part or to the extent required or permitted by the terms of
      Section 3.03(d) for alterations or modifications in or additions to such Engine or Part or (B) to licensed or bonded common carriers qualified in the shipping and transport of items such as such Engine or Part for the purpose of transport to a Person referred to in the preceding clause (A); provided that, if an Event of Default shall have occurred and be continuing, then, prior to delivering (permitting delivery of) possession of any Engine or Part to any Person described in clause (A), the Company shall put into place such measures as are reasonably satisfactory to the Senior Trustee (if the Lien of the Senior Mortgage shall not then have been discharged) or the Security Trustee (if the Lien of the Senior Mortgage shall then have been discharged) to ensure that such Person shall not assert a Lien against such Engine or Part and shall not have any other right of detention of such Engine or Part;

            (iii) install or permit any Lessee to install an Engine on an airframe owned by the Company (or such Lessee) free and clear of all Liens, except: (A) those of the type permitted under clauses (c), (d), (e) and (f) of Section 3.01 and those that apply only to the engines (other than Engines) and/or only to parts, appliances, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts), and (B) the rights of third parties under normal interchange, pooling or borrowing, or similar arrangements which would be permitted under clause (i) above;

            (iv) install or permit any Lessee to install an Engine on an airframe leased to the Company (or such Lessee) or owned by the Company (or such Lessee) subject to a mortgage, conditional sale or other security agreement; provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and
      (B) Liens of the type permitted by subclauses (A) and (B) of clause (iii) of this Section 3.02(a) and (y) the Company or Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that neither such Person nor its successors or assigns will acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Mortgage;

            (v) so long as no Event of Default shall have occurred and be continuing, install or permit any Lessee to install an Engine on an airframe leased to the Company (or such Lessee) or owned by the Company (or such Lessee) subject to a mortgage, conditional sale or other security agreement under circumstances where neither clause (iii) nor clause (iv) of this Section 3.02(a) is applicable; provided that such Engine shall be deemed to have suffered an Event of Loss as of the date of such installation and the Company shall (or shall cause such Lessee to) comply with Section 3.04(a) hereof in respect thereof (it being understood that until Section 3.04(a) has been fully complied with the Lien of this Mortgage on any such Engine shall continue in full force and effect);

            (vi) transfer possession of any Engine to the U.S. Government pursuant to the Civil Reserve Air Fleet Program or any similar program, so long as the Company shall promptly notify the Security Trustee thereof and, in the case of a transfer pursuant to the Civil Reserve Air Fleet Program, provide the Security Trustee with the name, address and telephone number of the Contracting Office Representative for the Air Mobility Command of the United States Air Force to whom notice must be given pursuant to Section 4.01(a);

            (vii) so long as no Special Default or Event of Default shall have occurred and be continuing, enter into a lease with the U.S. Government under which the lessee's obligations are guaranteed or supported by the full faith and credit of the United States, but only if such lease complies, or the Company shall comply, as the case may be, with the requirements of subclauses (A)(to the extent practicable), (C)(i) (other than with respect to insurance), (C)(ii)-(iii), and (J) of Section 3.02(a)(viii); or

      (viii) so long as no Special Default or Event of Default shall have occurred and be continuing, enter into any lease with respect to any Engine with any Permitted Air Carrier, but only if:

            (A) the Company shall provide at least 15 days' advance written notice to the Security Trustee;

            (B) At the time that the Company enters into such lease, such Permitted Air Carrier shall not be insolvent (it being agreed that, for purposes hereof, "insolvent" shall mean not paying its debts as they become due) or subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, shall not be seeking any reorganization or any readjustment of its debts and shall not be, and shall not have substantially all of its property, in the possession of any liquidator, trustee, receiver or similar person;

            (C) Any such lease (i) shall include provisions for the maintenance, operation, possession, inspection and insurance of such Engine that are substantially the same as, or (from a lessor's perspective) more favorable than, the applicable provisions of Sections 3.02(a), 3.02(b), 3.02(c),
      3.05 and 3.09, and (ii) shall provide that such Permitted Air Carrier may not further lease or transfer its interests (except transfers of the type permitted in clauses (i) through (vi), inclusive, of Section 3.02(a)) in such Engine;

            (D) In connection with a lease to a Permitted Air Carrier which is not a U.S. Air Carrier, all necessary governmental approvals, if any, required for such Engine to be imported to, and exported from (upon repossession thereof by the Security Trustee or other termination or expiration of such lease), the applicable jurisdiction shall have been obtained prior to commencement of any such lease, and any foreign exchange permits necessary to allow all rent and other payments provided for under such lease shall be in full force and effect; and the Company shall have provided to the Security Trustee a power-of-attorney, reasonably satisfactory in form and substance to the Security Trustee and, to the extent permitted by applicable Law, valid and enforceable in the applicable jurisdiction, permitting the Security Trustee to exercise all rights of the Company under such lease in such jurisdiction, upon the occurrence and continuation of a Subordinated Event of Default after the Lien of the Senior Mortgage shall have been discharged;

            (E) In connection with a lease to a Permitted Air Carrier which is not a U.S. Air Carrier, (aa) either the jurisdiction in which such Permitted Air Carrier is based maintains normal diplomatic relations with the United States, or such Permitted Air Carrier is based in Taiwan, Republic of China (which shall be deemed an acceptable jurisdiction notwithstanding the absence of normal diplomatic relations with the United States), and (bb) the Company shall have furnished the Security Trustee a favorable opinion of counsel, reasonably satisfactory to the Security Trustee, in the country of domicile of such Permitted Air Carrier, in form and substance reasonably satisfactory to the Security Trustee, that, subject to customary exceptions and qualifications: (i) the terms of such lease and this Mortgage are the legal, valid and binding obligations of the parties thereto enforceable under the Laws of such jurisdiction,
      (ii) it is not necessary for any Secured Party to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (iii) the Security Trustee's Lien in respect of such Engine will be recognized in such jurisdiction and the Security Trustee shall have a second-priority (or, if the Lien of the Senior Mortgage shall have been discharged, first-priority) perfected security interest (subject to Permitted Liens) in the Engines subject to such Lease under the Laws of such jurisdiction,
      (iv) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of use of or title to such Engine in the event of the requisition by such government of such use or title (unless the Company shall provide insurance in the amounts required with respect to hull insurance under Section 3.05 covering the requisition of use of or title to such Engine by the government of such jurisdiction so long as such Engine is subject to such lease) and (v) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Mortgage is enforceable against such Permitted Air Carrier under applicable Law and the Security Trustee shall be able to repossess such Engine, and return it to the United States, without undue expense, penalty or delay, upon the occurrence and continuation of a Subordinated Event of Default after the Lien of the Senior Mortgage shall have been discharged;

            (F) The Company shall furnish to the Security Trustee evidence reasonably satisfactory to the Security Trustee that the insurance required by Section 3.05 remains in effect;

            (G) All necessary action, if any, shall have been taken to continue in full force and effect (i) the perfection of the Security Trustee's second-priority (or, if the Lien of the Senior Mortgage shall have been discharged, first-priority) perfected Lien on such Engine (subject to Permitted Liens) and (ii) the Security Trustee's rights under this Mortgage;

            (H) All necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the priority of the interest of the Security Trustee in such Engine;

            (I) Each such lease shall be assigned by the Company to the Security Trustee as security for the performance of all of the Company's obligations under this Mortgage (with the Company retaining all rights of lessor thereunder, to the extent consistent with this Section 3.02(a)(viii), if and for so long as there shall not have occurred and be continuing an Event of Default), with the express consent of such Permitted Air Carrier;

            (J) The Company shall furnish to the Security Trustee a written confirmation (which may be contained in any relevant operative agreement) from the lessee and any owner, lessor or mortgagee of any aircraft on which such Engine is installed by such Lessee that each such party shall recognize the Company's rights and interests in, and the rights and interests of the Security Trustee in the leased Engine and, notwithstanding any contrary provisions of applicable Laws, its rights and benefits under which are hereby waived to the extent in conflict with this provision, no such party shall claim, as against the Company or the Security Trustee, any right, title or interest in such Engine as a result of such Engine being subject to such lease or installed on any aircraft as a result of such lease; and

            (K) The Company shall reimburse the reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Security Trustee in connection with any such lease.

            Notwithstanding anything to the contrary in this Section 3.02(a), the rights of any Lessee or other transferee who receives possession of an Engine by reason of a transfer permitted by this Section 3.02(a) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any lease permitted by this Section 3.02(a) shall include a provision that makes it expressly subject and subordinate to, all the terms of this Mortgage and to the Lien of this Mortgage, including, without limitation,
(i) the Security Trustee's rights to foreclosure and possession pursuant to
Section 4.01, (ii) the Security Trustee's right to terminate and avoid such lease, delivery, transfer or relinquishment of possession upon the occurrence and continuation of a Subordinated Event of Default after the Lien of the Senior Mortgage shall have been discharged and (iii) the right to require such person to forthwith deliver such Engine subject to such transfer upon the occurrence and continuation of a Subordinated Event of Default after the Lien of the Senior Mortgage shall have been discharged. The Company shall remain primarily liable hereunder for the performance of all of the terms of this Mortgage to the same extent as if such lease or transfer had not occurred, and, except as otherwise provided herein, the terms of any such lease shall not permit any Lessee to take any action not permitted to be taken by the Company in this Mortgage with respect to the Engines. No pooling arrangement, lease or other relinquishment of possession of any Engine or Engine Documents shall in any way discharge or diminish any of the Company's obligations to the Security Trustee hereunder or constitute a waiver of the Security Trustee's rights or remedies hereunder. Except as otherwise provided herein and without in any way relieving the Company from its primary obligation for the performance of its obligations under this Mortgage, the Company may in its sole discretion permit a Lessee to exercise any or all rights which the Company would be entitled to exercise under Article III, and may cause a Lessee to perform any or all of the Company's obligations under
Article III (provided that a Lessee may not lease or otherwise in any manner deliver, transfer or relinquish possession of an Engine except as expressly permitted by this Mortgage), and the Security Trustee agrees to accept actual and full performance thereof by a Lessee in lieu of performance by the Company. Any Wet Lease shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section 3.02(a) and shall not be prohibited by the terms hereof. Any event that constitutes or would, with the passage of time, constitute an Event of Loss under paragraph (c), (d) or (e) of the definition of such term (as set forth in Appendix A) shall not be deemed to violate the provisions of this Section 3.02.

            (b) Operation and Use. The Company shall not, and shall not allow any other person to, operate, use, maintain, service, repair or overhaul the Engines (i) in violation of any Law binding on or applicable to the Company or to any Engine, or any of the Engine Documents, or to the operation, use, maintenance, service, repair or overhaul of, or similar dealings in, any Engine, or (ii) in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Company or to any Engine, except (1) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the Company or a Lessee, as the case may be, upon discovery thereof, and (2) to the extent the Company or any Lessee is contesting the validity or application of any such Law, rule, regulation, order, certificate, license or registration in good faith in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss (including loss of use) of any Engine or any of the Engine Documents or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the lien of the Mortgage. The Company agrees not to operate, use or locate any Engine, or allow any Engine to be operated, used or located (A) in any area excluded from coverage by any insurance required by the terms of Section 3.05, except in the case of a requisition by the U.S. Government where the Company obtains an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, covering such area, in accordance with Section 3.05(c) or
(B) in any recognized or threatened area of hostilities unless fully covered in accordance with Appendix B by war-risk insurance as required by the terms of
Section 3.05 (including, without limitation, Section 3.05(c)), unless the Engine is only temporarily located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstances, so long as the Company diligently and in good faith proceeds to remove the Engine from such area immediately.

            (c) Maintenance. The Company, at its own cost and expense, shall (or shall cause a Lessee to) maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) each Engine in accordance with the requirements of an FAA or JAA approved maintenance program so as to keep each Engine serviceable (except when undergoing overhaul) and in as good operating condition as when initially subjected to the Lien hereof, ordinary wear and tear excepted, and as may be necessary and required under applicable Law, including the Federal Aviation Act, airworthiness directives, and other applicable rules, regulations and requirements by any government authority, utilizing, except during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Company with respect to engines similar to such Engine operated by the Company and utilizing, during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Lessee with respect to engines similar to such Engine operated by the Lessee. The Company further agrees that the Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of the Engines and in compliance with each applicable airworthiness certificate, license and registration of any Government Entity, including the FAA, relating to any Engine, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent the Company or Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a risk of sale, loss or forfeiture of any Engine or the interest of the Security Trustee therein, any material risk of civil liability or any risk of criminal liability. If an Engine becomes unserviceable, the Company shall commence the restoration process with respect to such Engine in due course; provided, however, that the Company shall not be responsible for any delays by a third-party maintenance provider unless such delay is caused by a breach of an obligation of the Company to the third-party maintenance provider. If an Engine is not installed on an airframe for a period in excess of thirty consecutive days and is not undergoing maintenance during such period, the Company (or a Lessee) shall store such Engine in accordance with the requirements of the Company's (or, if applicable, a Lessee's) FAA or JAA approved maintenance program. The Company agrees that an Engine may only be serviced, overhauled and repaired in an FAA-approved maintenance facility. The Company agrees that it will commence the restoration process with respect to any Engine that is not in serviceable condition on a timely basis. The Company shall maintain or cause to be maintained all Engine Documents in respect of each Engine in accordance with the requirements of the Company's (or if such Engine is subject to a Lease, Lessee's) FAA or JAA approved maintenance program.

            (d) Identification of Security Trustee's Interest. As promptly as possible, and in any case within 180 days following the Closing Date, the Company agrees to affix and maintain (or cause to be affixed and maintained), at its expense, on each Engine a nameplate (which shall be provided to the Company by the Security Trustee) bearing the inscription:

            "THIS ENGINE IS SUBJECT TO A MORTGAGE AND SECURITY AGREEMENT IN FAVOR OF WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS SECURITY TRUSTEE"

(such nameplate to be replaced if there is a successor Security Trustee). Such nameplate may be removed temporarily in the course of maintenance of an Engine.

            Section 3.03. Replacement and Pooling of Parts; Alterations, Modifications and Additions.

            (a) Replacement of Parts. So long as an Engine is subject to the Lien of this Mortgage, the Company, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 3.03(d) hereof or if an Engine to which a Part relates has suffered an Event of Loss. In addition, the Company (or any Lessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that the Company (or such Lessee), except as otherwise provided in Section 3.03(d) hereof, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except Permitted Liens, pooling arrangements to the extent permitted by Section 3.03(c) and except in the case of replacement property temporarily installed on an emergency basis) and shall be in good operating condition, and shall have a value and utility (without regard to hours and cycles) at least equal to, the Parts replaced (assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof); provided that each replacement Part shall have at least enough remaining hours, cycles and calendar life

(as applicable) at the time of its installation on the relevant Engine to last until the next expected maintenance event of such Engine. Notwithstanding anything to the contrary set forth elsewhere in this Section 3.03(a), (x) no removal and replacement of Parts pursuant to this Section 3.03(a) shall be permitted for the purpose of diminishing the value, utility or remaining useful life of any Engine, and (y) neither the Company nor any Lessee shall be permitted to remove or replace any Parts pursuant to this Section 3.03(a) in any manner, for any reason, or on any basis that would discriminate against the interests of the Security Trustee in any Engine (as compared to other aircraft engines of the same type owned, leased or operated by the Company or any Lessee, as the case may be).

            (b) Parts Subject to Lien. Except as otherwise provided in Section 3.03(d) hereof, all Parts at any time removed from any Engine shall remain subject to the Lien of this Mortgage, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Engine and which meet the requirements for replacement Parts specified in Section 3.03(a) hereof. Immediately upon any replacement part becoming incorporated or installed in or attached to an Engine as provided in Section 3.03(a) hereof, without further act (subject only to Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis), (i) the replaced Part shall thereupon be free and clear of the Lien of this Mortgage and all rights of the Security Trustee and shall no longer be deemed a Part hereunder and (ii) the replacement part shall be deemed a Part hereunder and such replacement Part shall become subject to the Lien of this Mortgage and be deemed part of such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Engine.

            (c) Pooling of Parts. Any Part removed from any Engine as provided in Section 3.03(a) hereof may be subjected by the Company (or any Lessee) to a normal pooling arrangement customary in the commercial airline industry of which the Company (or any Lessee) is a party entered into in the ordinary course of the Company's (or such Lessee's) business; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to such Engine in accordance with Sections 3.03(a) and 3.03(b) hereof as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to any Engine in accordance with
Section 3.03(a) hereof may be owned by any third party subject to such a normal pooling arrangement; provided that the Company (or any Lessee), at its expense, as promptly thereafter as practicable, either (i) causes such replacement Part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, at which time such temporary replacement Part shall become a Part or (ii) replaces such replacement Part by incorporating or installing in or attaching to such Engine a further replacement Part which is subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens.

            (d) Alterations; Modifications and Additions. The Company, at its own expense, will make or cause to be made such alterations and modifications in and additions to any Engine as may be required to be made from time to time to meet the applicable standards of the FAA or JAA, to the extent made mandatory in respect of the Engines; provided, however, that the Company in good faith and by appropriate proceedings may contest the validity or application of any such mandatory modification in any reasonable manner which does not involve any risk of loss, sale or forfeiture of any Engine, or result in any risk of criminal liability or material civil liability to any Secured Party or materially adversely affect the Security Trustee's interest in such Engine. In addition, the Company, at its own expense, may, or may permit a Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to any Engine (each an "Optional Modification") as the Company or such Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which the Company deems are obsolete or no longer suitable or appropriate for use in such Engine; provided, however, that
(i) no such Optional Modification shall materially diminish the value, utility, or useful life of any Engine below its value, utility or useful life immediately prior to such Optional Modification (assuming such Engine was in the condition required by the Mortgage immediately prior to such Optional Modification) and
(ii) such Optional Modification shall have been approved by the applicable Engine Manufacturer or the FAA or JAA, as applicable. Except as otherwise expressly provided herein, all Parts incorporated or installed in or attached or added to any Engine as the result of any such alteration, modification or addition (the "Additional Parts") shall become subject to the Lien of this Mortgage. Notwithstanding the foregoing sentence, the Company (or any Lessee) may remove or suffer to be removed any Additional Part; provided that such Additional Part (i) is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Engine on the date that the Company originally acquired such Engine or any Part in replacement of, or in substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to such Engine pursuant to the terms of Section 3.02(c) hereof, the terms of the insurance policies required to be carried hereunder or any applicable law or the first sentence of this Section 3.03(d), and (iii) can be removed from such Engine without materially diminishing the value, utility or remaining useful life which such Engine would have had at the time of removal had such alteration, modification or addition not occurred, assuming that such Engine was in the condition and repair required to be maintained by the terms hereof. Upon the removal by the Company (or any Lessee) of any such Part as above provided, such Part shall, without further act, be free and clear of the Lien of this Mortgage and all rights of the Security Trustee and such Part shall no longer be deemed a Part hereunder.

            Section 3.04. Event of Loss and Release of Engines.

            (a) Event of Loss With Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine, the Company shall promptly (and in any event within ten (10) Business Days after such occurrence) give the Security Trustee written notice of such Event of Loss. The Company shall, within thirty
(30) days after the occurrence of an Event of Loss with respect to an Engine give the Security Trustee written notice of its election to perform one of the following options (it being agreed that, if the Company shall not have given notice of such election within such 30-day period, the Company shall be deemed to have elected the option in clause (i) of the next sentence). The Company may elect either to (i) repay a principal amount of the Loan in an amount equal to the Stipulated Loss Value of such Engine (or Termination Value of such Engine, if Section 3.04(h)(3)(ii) of the Senior Mortgage is applicable), plus accrued interest thereon and any other amounts in accordance with Section 1.1(d) of the Loan Agreement (or, if the Lien of the Senior Mortgage has been discharged, pay to the Security Trustee, to be held by the Security Trustee as cash collateral under this Mortgage, an amount equal to the Stipulated Loss Value of such Engine, or Termination Value of such Engine if Section 3.04(i)(3)(ii) hereof is applicable), on or prior to the earlier of (A) the sixty-first (61st) day following the Event of Loss and (B) the third Business Day following the receipt of insurance proceeds with respect to such occurrence (but in any event not earlier than the date of the Company's election under the preceding sentence of this Section to make payment under this clause (i)), or (ii) cause to be subjected to the Lien of this Mortgage in replacement thereof not later than the sixtieth (60th) day following the occurrence of such Event of Loss, a Replacement Engine, owned by the Company and free and clear of all Liens except Permitted Liens; provided that if the Company does not perform its obligation to effect such replacement in accordance with this Section 3.04(a) during the period of time provided herein, then the Company shall be deemed to have elected to make the payment contemplated by clause (i) of this sentence within the period of time specified therein. The Company shall not be entitled to elect the replacement option pursuant to clause (ii) of the preceding sentence if, at the time the Company gives notice pursuant to the preceding sentence there shall have occurred and be continuing a Special Default or an Event of Default. A Replacement Engine for an Engine suffering an Event of Loss must meet each of the following conditions:

            (1) be of the same model as the Engine to be replaced thereby, or an improved model, manufactured by the same Engine Manufacturer;

            (2) have a value, utility and remaining useful life at least equal to and be in at least as good operating condition as, the Engine to be replaced thereby (assuming that such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of the Event of Loss); and

            (3) have been first placed in service after October 22, 1994, or, if different, meet whatever conditions or requirements as may be required in order for the Security Trustee to be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such Replacement Engine in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor; provided, however, that the requirement set forth in this subclause (3) shall not apply (A) with respect to the first Engine to suffer an Event of Loss, or (B) if, after giving effect to the replacement of the Engine suffering the Event of Loss by the Replacement Engine proposed by the Company, the ratio (both by number of Engines and by value) of Engines for which the Security Trustee is entitled to the benefits of Section 1110 of the Bankruptcy Code in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor to all Engines then subject to the Lien of this Mortgage is equal to or greater than the ratio of the Specified Engines to all Engines subject to the Lien of this Mortgage as of the Closing Date.

            (b) Effect of Replacement or Payment. Upon the Company having provided a Replacement Engine as provided in Section 3.04(a) above, the Lien of this Mortgage shall attach to such Replacement Engine as though no Event of Loss had occurred. Upon the Company having provided a Replacement Engine or having made a repayment of the Loan (or payment to the Security Trustee of cash collateral) pursuant to Section 3.04(a), the Security Trustee shall, at the cost and expense of the Company, release from the Lien of this Mortgage the Engine subject to such Event of Loss, and all Engine Documents and Warranties relating to such Engine, by executing and delivering to the Company such documents and instruments as the Company may reasonably request to evidence such release and shall assign without recourse or representation to the Company all claims it may have against any other Person arising from the Event of Loss and the Company shall receive all insurance proceeds and other proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including all investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 3.04(d)(i) and 3.05 hereof.

            (c) Conditions to Engine Replacement. The Company's right to make a replacement under Section 3.04(a) hereof shall be subject to the fulfillment, at the Company's cost and expense, of the following conditions precedent:

            (1) On the date that the Replacement Engine is made subject to the Lien of this Mortgage (the "Replacement Closing Date"), no Special Default or Event of Default shall have occurred and be continuing;

            (2) On the Replacement Closing Date, an executed counterpart of each of the following shall have been delivered to the Security Trustee, in each case in form and substance reasonably satisfactory to the Security
      Trustee:

                  (A) a Mortgage Supplement covering the Replacement Engine
            (which shall be filed for recordation pursuant to the Federal Aviation Act);

                  (B) such Uniform Commercial Code financing statements covering the Lien created by this Mortgage as deemed necessary by the Security Trustee to protect the security interests of the Security Trustee in the Replacement Engine;

                  (C) a certificate of a qualified aircraft engineer (who may be an employee of the Company) or, if the Lien of the Senior Mortgage shall have been discharged and the Security Trustee makes written request to the Company within five Business Days after the Company shall have furnished to the Security Trustee the information referred to in Section 3.04(c)(5)(C), an independent appraiser specified in such request (provided such appraiser is reasonably acceptable to the Company), whose fees and expenses shall be paid by the Security Trustee if the appraiser's report supports the certificate delivered by the Company's aircraft engineer pursuant to this Section 3.04(c)(2)(C) and paid by the Company in all other circumstances, certifying that such Replacement Engine meets all of the requirements set forth in subclauses (1), (2) and (3) of
            Section 3.04(a), as applicable; and

                  (D) a copy of a bill of sale, manufacturer's invoice or other evidence of the Company's title with respect to the Replacement Engine.

            (3) The Security Trustee shall have received evidence satisfactory to the Security Trustee as to the due compliance with Section 3.05 hereof with respect to the Replacement Engine;

            (4) On the Replacement Closing Date, the Company shall be the owner of the Replacement Engine and shall cause the Replacement Engine to be subjected to the Lien of this Mortgage, free and clear of Liens (other than Permitted Liens);

            (5) The Security Trustee shall, at the expense of the Company, have received (A) an opinion addressed to the Security Trustee, reasonably satisfactory to the Security Trustee, to the effect that (i) the Replacement Engine has been made subject to the Lien of this Mortgage,
      (ii) the Security Trustee will be entitled to the benefits of Section 1110 of the Bankruptcy Code (or any successor or replacement statute) with respect to the Replacement Engine to the extent that the benefits of
      Section 1110 of the Bankruptcy Code (or any successor or replacement statute) are required to be available to the Security Trustee with respect to such Replacement Engine in accordance with Section 3.04(a)(3) and (iii) to such further effect as the Security Trustee may reasonably request (including, if the Replacement Engine will be subject to a Lease to a Permitted Air Carrier which is not a U.S. Air Carrier upon effectiveness of such replacement, to the effect provided in clause (iii) of Section 3.02(a)(viii)(E)), (B) an opinion of FAA counsel addressed to the Security Trustee, reasonably satisfactory to the Security Trustee, respecting the due filing for recordation with the FAA of the Mortgage Supplement with respect to such Replacement Engine, the perfection and priority of the Lien of this Mortgage thereon and as to such other matters concerning the Federal Aviation Act as the Security Trustee may reasonably request and
      (C) at least six Business Days before the Replacement Closing Date the information specified in Section 6.11 of the Indemnity Agreement with respect to the Replacement Engine as of a date within 30 days prior to the date such information is furnished to the Security Trustee; and

            (6) The Company shall have taken such other actions and furnished such other certificates and documents as the Security Trustee shall have reasonably requested in order that such Replacement Engine be duly and properly subjected to the Lien of this Mortgage to the same extent as initially required under the Operative Documents with respect to the Engine so replaced.

            (d) Payments Received on Account of an Event of Loss. If the Lien of the Senior Mortgage shall not have been discharged, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in Section 3.05 hereof, or elsewhere in this Mortgage, as the case may be, or payments in respect of damage to the business or property of the Company) with respect to an Engine shall be held and applied as provided in the Senior Mortgage and, after the Senior Mortgage shall have been discharged, as between the Security Trustee and the Company, any such payments (other than as aforesaid) received at any time by the Security Trustee or by the Company from any Government Entity or other Person will be applied as follows:

            (i) if such payments are received with respect to an Event of Loss as to an Engine and such Engine is being replaced by the Company pursuant to Section 3.04(a) hereof, such payments shall be paid over to, or retained by, the Security Trustee as security; and upon completion of such replacement (or upon the closing therefor) and compliance with the provisions of Section 3.04(a) and (c) with respect to the Event of Loss for which such payments are made, all such payments, including all investment earnings thereon shall be promptly paid over to, or retained by, the Company; and

            (ii) if the Company has elected or is deemed to have elected to make the payment referred to in clause (i) of the third sentence of Section 3.04(a), such payments shall be applied as follows:

            first, if the sum described in such clause (i) has not then been paid in full by the Company, such payments shall be deposited with the Security Trustee as cash collateral up to the amount required to be paid under such clause (i); and

            second, the balance, if any, shall be paid to, or retained by, the Company.

            (e) Requisition of Use. After the Lien of the Senior Mortgage shall have been discharged, in the event of a requisition for use by a Government Entity of such Engine not constituting an Event of Loss, any payments received by the Security Trustee or the Company (or any Lessee of the applicable Engine) from such government with respect to such requisition shall be retained by or paid to the Company (or such Lessee, as the case may be).

            (f) Application of Payments During Existence of Event of Default. After the Lien of the Senior Mortgage shall have been discharged, any amount referred to in this Section 3.04 or Section 3.05 which is payable to or retainable by the Company (or any Lessee) shall not be paid to or retained by the Company (or such Lessee), if at the time of such payment or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Security Trustee as security for the Obligations. Upon the earlier of (a) such time as there shall not be continuing any such Special Default or Event of Default or (b) the termination of this Mortgage in accordance with Section 7.01, such amount, and any interest realized thereon pursuant to Section 6.01 hereof, shall be paid over to the Company (or such Lessee) to the extent not previously applied in accordance with the preceding sentence.

            (g) Engine Exchange. Upon not less than ten (10) Business Days' prior written notice from the Company to the Security Trustee, provided no Special Default or Event of Default shall have occurred and be continuing, and subject to compliance with Section 3.04(i) hereof if the final sentence of such
Section is then applicable, the Security Trustee shall release from the Lien of this Mortgage pursuant to Section 3.04(b) one or more Engines specified in such notice (herein, the "Released Engine") upon the replacement of such Engines with other engines (the "Exchanged Engines") meeting the requirements of Section 3.04(a). Any such Exchanged Engine shall be deemed to be a "Replacement Engine" and the Security Trustee and the Company shall comply with the provisions of
Section 3.04 with regard to the Exchanged Engine and the Released Engine, provided that if the Security Trustee requests a certificate of an independent appraiser pursuant to Section 3.04(c)(2)(C), then, notwithstanding anything to the contrary in Section 3.04(c)(2)(C), the fees and expenses of such appraiser shall be paid by the Security Trustee if the Security Trustee does not have a reasonable basis for requesting such appraisal and the appraisal supports the report of the Company's aircraft engineer, and such fees and expenses shall be paid by the Company in all other circumstances.

            (h) Release of Cash Collateral. If the Company shall have paid to the Security Trustee funds to be held as cash collateral pursuant to Section 3.04(a) due to the occurrence of an Event of Loss with respect to an Engine, upon (i) not less than five (5) Business Days' prior written notice from the Company to the Security Trustee and (ii) the Company causing a Replacement Engine for such Engine meeting the requirements of Section 3.04(a) to be subject to the Lien of this Mortgage in accordance with the provisions of Section 3.04(c) hereof, the Security Agent shall release to the Company by wire transfer of immediately available funds the amount of such cash collateral, plus any net earnings thereon pursuant to Section 6.01, then subject to Lien of this Mortgage.

            (i) Permitted Dispositions. Upon not less than ten (10) Business Days' prior written notice from the Company to the Security Trustee, provided no Special Default or Event of Default shall have occurred and be continuing, the Security Trustee shall release from the Lien of this Mortgage pursuant to
Section 3.04(b) one or more Engines specified in such notice (the "Disposed Engines") that the Company is disposing, or intends to dispose, in the ordinary course of its business (a "Permitted Disposition") (treating such Disposed Engines, for the purposes of Section 3.04(b) as Engines having suffered an Event of Loss) if, but only if, each of the following conditions is satisfied:

            (1) the Company delivers to the Security Trustee an Officer's Certificate certifying that (i) each of the Disposed Engines is surplus to the operational needs of the Company and is not required to meet the fleet planning needs of the Company in the ordinary course of its business, and
      (ii) the Company has not, and does not intend to, acquire by any means whatsoever any replacement for any of the Disposed Engines as support for the Company's operations (it being expressly understood that any purchase, lease or sublease of one or more other engines and any other arrangement permitting the Company access to or use of one or more other engines would all be considered a replacement of the Disposed Engines within the meaning of this Section 3.04(i)(1)(ii));

            (2) except with respect to the first Disposed Engine to be disposed of by the Company and released from the Lien of this Mortgage pursuant to this Section 3.04(i) during the term of this Mortgage (for which it is agreed that the condition set forth in this subclause (2) shall not apply), after giving effect to the disposal of the Disposed Engines, the ratio (both by number of Engines and by value) of remaining Engines for which the Security Trustee is entitled to the benefits of Section 1110 of the Bankruptcy Code in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor to all Engines then remaining subject to the Lien of this Mortgage is equal to or greater than the ratio of the Specified Engines to all Engines subject to the Lien of this Mortgage as of the Closing Date; and

            (3) the Company shall have paid, in immediately available funds, in accordance with clause (i) of the third sentence of Section 3.04(a), a prepayment of the principal amount of the Loan (plus accrued interest thereon and any other amounts payable therewith in accordance with Section 1.1(d) of the Loan Agreement) if the Lien of the Senior Mortgage is then in effect, and a payment to the Security Trustee if the Lien of the Senior Mortgage has been discharged, in an amount equal to (i) with respect to any such disposition occurring on or after the Designated Date, and any such disposition of up to four Disposed Engines at any time prior to the Designated Date (provided that if all such Disposed Engines are manufactured by CFM International, Inc., up to five Disposed Engines prior to the Designated Date), the Stipulated Loss Value of the Disposed Engine, and (ii) with respect to any such disposition of a Disposed Engine as to which the preceding clause (i) does not apply, the Termination Value of the Disposed Engine.

            (j) Additional Collateral. If (i) the Company exercises its right to make one or more Exchanged Engines subject to the Lien of this Mortgage, (ii) any such Exchanged Engine has fewer hours or cycles or less calendar time remaining to next expected major overhaul than the corresponding Released Engine (any such Exchanged Engine being referred to herein as a "Short Time Engine") and (iii) at any time thereafter two consecutive quarterly engine reports (prepared in accordance with Section 6.11 of the Indemnity Agreement) indicate that all of the Engines subject to the Lien of this Mortgage have on average less than 4,393 hours or less than 2,899 cycles remaining until the next expected major overhaul, then the Company shall, within five (5) Business Days following the due date of the second such quarterly engine report, comply with all of the following requirements:

            (1) With respect to all such Short Time Engines, the Company shall furnish the Senior Trustee, if the Lien of the Senior Mortgage is then in effect, and the Security Trustee if the Lien of the Senior Mortgage is not then in effect, with a certificate of an independent appraiser selected by the Senior Trustee, if the Lien of the Senior Mortgage is then in effect, and the Security Trustee if the Lien of the Senior Mortgage is not then in effect, and reasonably satisfactory to Company certifying as to difference in value, if any, set forth in dollars, based on the difference in hours, cycles and calendar time since last shop visit, or since new, as applicable, as of the date of such exchange, between each such Short Time Engine and the corresponding Released Engine (the cumulative aggregate amount of any and each such deficiency in value between a Short Time Engine and the corresponding Released Engine being referred to herein as the "Exchange Shortfall Amount"); and

            (2) If the independent appraiser's report prepared pursuant to
      Section 3.04(j)(1) hereof sets forth an Exchange Shortfall Amount, the Company shall provide the Senior Trustee, if the Lien of the Senior Mortgage is then in effect, and the Security Trustee if the Lien of the Senior Mortgage is not then in effect, with a letter of credit that is in an amount equal to the Exchange Shortfall Amount and that otherwise meets all of the following requirements (each such letter of credit, a "Letter of Credit"):

                  (i) Such Letter of Credit must be issued and payable by a
            Pre-Approved Bank or another bank acceptable to the Senior Trustee, if the Lien of the Senior Mortgage is then in effect, and the Security Trustee if the Lien of the Senior Mortgage is not then in effect, in its sole and absolute discretion and in substantially the form of Exhibit B or in another form and substance acceptable to the Senior Trustee, if the Lien of the Senior Mortgage is then in effect, and the Security Trustee if the Lien of the Senior Mortgage is not then in effect, in its sole and absolute discretion, and, if not issued by a Pre-Approved Bank or the New York branch of a major international bank acceptable to the Senior Trustee, if the Lien of the Senior Mortgage is then in effect, and the Security Trustee if the Lien of the Senior Mortgage is not then in effect, in its sole and absolute discretion from time to time, will be confirmed by and payable at a Pre-Approved Bank or the New York branch of a major international bank acceptable to the Senior

            Trustee, if the Lien of the Senior Mortgage is then in effect, and the Security Trustee if the Lien of the Senior Mortgage is not then in effect, in its sole and absolute discretion from time to time, and shall remain in full force and effect and may be drawn down by the Senior Trustee, if the Lien of the Senior Mortgage is then in effect, and the Security Trustee if the Lien of the Senior Mortgage is not then in effect, upon demand at any time or times following the occurrence of an Event of Default until the Required LC Expiry Date.

                  (ii) Such Letter of Credit may have a validity period or
            periods ending prior to the Required LC Expiry Date, provided that
            (i) the Letter of Credit shall, in each case, be renewed, extended or reissued and delivered to the Security Trustee not later than sixty (60) days prior to its expiry; and (ii) a Letter of Credit shall remain in force at all times up to the Required LC Expiry Date.

                  (iii) If at any time while the Lien of this Mortgage remains in effect, and after the Lien of the Senior Mortgage shall have been discharged, the Security Trustee determines in its sole and absolute discretion that the current issuing or confirming bank for the Letter of Credit is no longer an acceptable issuing or confirming bank (whether by virtue of a material adverse change in its financial condition, a decrease in any credit rating of its long-term unsecured debt obligations or for any other reason) the Security Trustee shall notify the Company of such fact and the Company shall within five (5) Business Days after the date of such notice cause the Letter of Credit to be replaced by a Letter of Credit issued by a Pre-Approved Bank or another bank acceptable to the Security Trustee in its sole and absolute.

Provided that no Special Default or Event of Default shall have occurred and is continuing, the Security Trustee shall release and return to the Company each such Letter of Credit held by the Security Trustee at such time as the Short Time Engine to which such Letter of Credit relates has completed a major overhaul. The proceeds of any drawing upon a Letter of Credit by the Security Trustee for any reason other than the occurrence of an Event of Default shall be held by the Security Trustee as cash collateral in accordance with Section 6.01 hereof. If the Company proposes to exercise its right to provide a Short Time Engine hereunder at any time when a Letter of Credit is in place with respect to a prior exercise of such right, the Company shall provide the report described in clause (1) above with respect to the proposed exchange and, if such report shows a further Exchange Shortfall Amount, the Company shall comply with clause
(2) above as a condition to making such exchange.

            Section 3.05. Insurance.

                  (a) Obligation to Insure. The Company shall comply with, or cause to be complied with, each of the provisions of Appendix B, which provisions are hereby incorporated by this reference as if set forth in full herein.

                  (b) Insurance for Own Account. Nothing in Section 3.05 shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Appendix B with higher limits than those specified in Appendix B, or (b) the Security

      Trustee or any other Secured Party from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.05 and Appendix B.

                  (c) Indemnification by Government in Lieu of Insurance. Security Trustee agrees to accept, in lieu of insurance against any risk with respect to any Aircraft or Engine described in Appendix B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Security Trustee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Company (or any Lessee) may continue to maintain, in accordance with this
      Section 3.05, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.05.

                  (d) Application of Insurance Proceeds. All proceeds of insurance required to be maintained by the Company, in accordance with
      Section 3.05 and Section B of Appendix B, in respect of any property damage or loss, whether or not constituting an Event of Loss, shall be adjusted, paid and applied in the manner specified in Section B of Appendix B.

            Section 3.06. Filings. The Company will take, or cause to be taken, at the Company's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of this Mortgage, each Mortgage Supplement and any financing statements or other instruments as are necessary, or reasonably requested by the Security Trustee and appropriate, to maintain, so long as this Mortgage is in effect, the perfection and priority of the Lien created by this Mortgage, or will furnish to the Security Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Security Trustee to take such action. In addition, the Company will pay any and all recording, stamp and other similar taxes payable in the United States, in connection with the execution, delivery, recording, filing, re-recording and refiling of this Mortgage or any such financing statements or other instruments. The Company will notify the Security Trustee of any change in its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

            Section 3.07. Merger, Consolidation. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless:

            (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be a Certificated Air Carrier;

            (ii) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Security Trustee a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Security Trustee containing an assumption by such Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents to be performed or observed by the Company;

            (iii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

            (iv) all filings shall have been made as shall be necessary to preserve the perfection of the Lien of the Mortgage on each Engine on a second priority and perfected basis; and

            (v) promptly after the consummation of such transaction, the Company shall deliver to the Security Trustee a certificate of the Secretary or an Assistant Secretary of Company certifying as to Company's compliance with the conditions of this Section 3.07 and an opinion of Company's Legal Department as to Company's compliance with Sections 3.07(i), 3.07(ii) and 3.07(iv).

Upon any such consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Mortgage and the other Operative Documents with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section from its liability in respect of any Operative Document to which it is a party.

            Section 3.08. Notice of Change of the Company's Location. The Company will notify the Security Trustee of any change in the location of the Company (within the meaning of Section 9-307 of the Uniform Commercial Code) promptly after making such change and in any event within a reasonable period of time prior to the date by which it is necessary under applicable Law to make any filing in order to prevent the lapse of perfection (absent refiling) of financing statements filed under or with respect to this Mortgage.

            Section 3.09. Inspection.

            (a) After the Lien of the Senior Mortgage shall have been discharged, at reasonable times (but, so long as no Default has occurred and is continuing, no more frequently than once in any 12-month period), the Security Trustee and its authorized representatives (the "Inspecting Parties") may inspect the Engines (including without limitation, the Engine Documents) and the Company shall cooperate, and shall cause any Lessee to cooperate, with the

Inspecting Parties in connection with any such inspection (including, without limitation, permitting any such Inspecting Party to make copies of Engine Documents not reasonably deemed confidential by the Company or such Lessee) at its own cost and expense.

            (b) Any inspection of the Engines hereunder shall be limited to a visual inspection, shall be in compliance with the Company's work and safety rules and shall not include the disassembling, or opening of any components, of any Engine, and no such inspection shall interfere with the Company's or any Lessee's maintenance or use of any Engine.

            (c) With respect to such rights of inspection, the Security Trustee shall not:

            (i) have any duty or liability to make, or any duty or liability arising out of, any such visit, inspection or survey or failure to make any such visit, inspection or survey; or

            (ii) so long as no Event of Default has occurred and is continuing, exercise its inspection rights hereunder other than on reasonable notice and, whether or not an Event of Default has occurred and is continuing, so as not to unreasonably interfere with the Company's or any Lessee's maintenance and operation of the Aircraft and Engines.

            (d) Each person inspecting the Engines hereunder shall bear its own expenses in connection with any such inspection, unless an Event of Default shall have occurred and be continuing, in which case the Company shall bear all such expenses.

            (e) After the Lien of the Senior Mortgage shall have been discharged, if requested by the Security Trustee, the Company shall provide, or shall cause any Lessee to provide, to the Security Trustee the date(s), if then scheduled, upon which any Engine undergoes its next scheduled maintenance visit and next major check and next off-the-wing maintenance, and shall advise the Security Trustee of the name and location of the relevant maintenance performer, if then selected, and shall, if requested by the Security Trustee in connection with a major check, at least 5 days prior to commencement of such major check or maintenance, make available for inspection by the Security Trustee all relevant Engine Documents at the Company's records facility in the United States, or at such Lessee's records facility, or at the premises of the maintenance performer.

                                   ARTICLE 4.

      REMEDIES OF THE SECURITY TRUSTEE UPON A SUBORDINATED EVENT OF DEFAULT

            Section 4.01. Remedies with Respect to Collateral.

            (a) Remedies Available. Upon the occurrence of any Subordinated Event of Default and at any time thereafter so long as the same shall be continuing, the Security Trustee may do one or more of the following; provided, however, that during any period an Engine is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section

3.02(a) hereof and in possession of the U.S. Government, the Security Trustee shall not, on account of any Subordinated Event of Default, be entitled to exercise any of the following remedies in such manner as to limit the Company's control under this Mortgage of such Engine, unless at least sixty (60) days' (or such other period as may then be applicable under the Civil Reserve Air Fleet Program) written notice of such Subordinated Event of Default hereunder shall have been given by the Security Trustee by registered or certified mail to the Company (and any Lessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States Air Force under any contract with the Company (or by Lessee) relating to such Engine:

            (i) cause the Company, upon the written demand of the Security Trustee, at the Company's expense, to deliver promptly, and the Company shall deliver promptly, all or any of the Engines constituting the Collateral at such location designated by the Security Trustee within the continental United States of America, together in each case with the Engine Documents for such Engine(s) as the Security Trustee may so demand, to the Security Trustee or its order, or the Security Trustee, at its option, may peaceably enter upon the premises where all or any of such Engine(s) and/or Engine Documents are located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same by summary proceedings;

            (ii) sell all or any part of the Collateral at public or private sale, whether or not the Security Trustee shall at the time have possession thereof, as the Security Trustee may determine, or lease or otherwise dispose of all or any part of the Collateral as the Security Trustee, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; provided, however, that the Company shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations;

            (iii) draw upon any Letters of Credit then held and apply such amounts as provided in Section 4.04 hereof; or

            (iv) exercise any or all of the rights and powers and pursue any and all remedies of a secured party under applicable Law.

            Upon every such taking of possession of Collateral under this
Section 4.01, the Security Trustee may, from time to time, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, the Security Trustee shall have the right to maintain, store, lease, control or manage the Collateral and to exercise all rights and powers of the Company relating to the Collateral in connection therewith, as the Security Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Security Trustee may determine; and the Security Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Security Trustee under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Security Trustee hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Security Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Security Trustee may be required or authorized to make under any provision of this Mortgage, as well as compensation for the services of the Security Trustee, and of all Persons engaged and employed by the Security Trustee. If the income and proceeds of the Collateral shall not be sufficient to pay in full the Obligations, the Company shall be liable for any deficiency.

            In addition, the Company shall be liable for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Subordinated Event of Default or the exercise of the Security Trustee's remedies with respect thereto, including, without limitation, all costs and expenses incurred in connection with the retaking or return of any Engine in accordance with the terms hereof or under applicable Law, which amounts shall, until paid, be secured by the Lien of this Mortgage.

            If a Subordinated Event of Default shall have occurred and be continuing, at the request of the Security Trustee the Company shall promptly execute and deliver to the Security Trustee such instruments of title and other documents as the Security Trustee may deem necessary or advisable to enable the Security Trustee or an agent or representative designated by the Security Trustee, at such time or times and place or places as the Security Trustee may specify, to obtain possession of all or any part of the Collateral to which the Security Trustee shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Security Trustee, the Security Trustee may obtain a judgment conferring on the Security Trustee the right to immediate possession of the Collateral and requiring the Company to execute and deliver such instruments and documents to the Security Trustee, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.

            The Company agrees that if a Subordinated Event of Default has occurred and is continuing, and only for so long as the Security Trustee is exercising its foreclosure rights with respect to the Engines and requires use of an engine stand owned by the Company for transporting an Engine, the Company shall permit the Security Trustee or its agents or representatives to use such an engine stand suitable for use with such Engine, available at the location of such Engine and which is not otherwise being used by the Company, for the sole purpose of transporting such Engine. The Security Trustee shall return each such engine stand to the location from which it was taken promptly after it has transported such Engine using such engine stand. The Security Trustee further agrees to return each such engine stand to the Company in as good condition as when furnished to the Security Trustee (or its agents or representatives), ordinary wear and tear excepted, and the Security Trustee acknowledges that it has no security interest in any such engine stand. The costs of the Security Trustee in transporting an engine stand and restoring the condition of an engine stand pursuant to this paragraph shall be an expense of the Beneficiaries, and the Company shall have no obligation to reimburse such expense (directly or from the proceeds of the sale of any Collateral).

            The Company agrees that if an Event of Default has occurred and is continuing and only for so long as the Security Trustee is exercising its foreclosure rights with respect to the Engines and requires use of the Company's engine stands for transporting such Engines, the Company shall provide the Security Trustee or its agents or representatives with full and complete access to the use of the engine stands owned by the Company on which any Engines are then installed or those which are not otherwise being utilized at the time of such foreclosure. The Security Trustee agrees to return each such engine stand used by it promptly after it has transported an Engine using such engine stand and acknowledges that it has no security interest in any such engine stand.

            (b) Notice of Sale. The Security Trustee shall give the Company at least fifteen (15) days' prior written notice of the date fixed for any public sale of any Engine or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice, and any such public sale shall be conducted in general so as to afford the Company a reasonable opportunity to bid.

            (c) Senior Mortgage. Anything herein to the contrary notwithstanding, unless the Lien of the Senior Mortgage shall have been discharged, the Security Trustee shall not be entitled to, and shall not proceed to foreclose the Lien of this Mortgage against any of the Collateral or otherwise exercise any right or remedy pursuant to this Mortgage attributable to the occurrence of a Subordinated Event of Default, unless and until the Senior Trustee shall have exercised or concurrently be exercising one or more dispossessory remedies under the Senior Mortgage with respect to the Engines, and in the exercise of any of the Security Trustee's rights and remedies under this Mortgage, the Security Trustee may not exercise any such right or remedy in a manner inconsistent with, or otherwise in a manner which would impair or impede or otherwise adversely affect, the exercise of the rights and remedies of the Senior Trustee under the Senior Mortgage; it being expressly understood and agreed that the Lien of this Mortgage on the Collateral shall at all times be junior and otherwise subject and subordinate in all respects, to the Lien of the Senior Mortgage.

            Section 4.02. Remedies Cumulative. Each and every right, power and remedy herein specifically given to the Security Trustee or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Security Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the time or thereafter any other right, power or remedy. No delay or omission by the Security Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

            Section 4.03. Discontinuance of Proceedings. If the Security Trustee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case the Company and the Security Trustee shall be restored to their former positions and rights hereunder with respect to the property, subject to the Lien of this Mortgage, and all rights, remedies and powers of the Security Trustee shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

            Section 4.04. Allocation of Payments. Notwithstanding any other provisions of the Indemnity Agreement to the contrary, after the occurrence and during the continuance of a Subordinated Event of Default, all amounts collected or received by the Security Trustee or any other Secured Party on account of the Obligations shall be paid over or delivered as follows:

            FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees and expenses actually incurred) of the Security Trustee in connection with enforcing the rights of the Security Trustee under the Operative Documents;

            SECOND, to payment of any fees owed to the Security Trustee;

            THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees and expenses actually incurred by joint counsel for the Beneficiaries) of each of the Beneficiaries in connection with enforcing its rights under the Operative Documents or otherwise with respect to the Obligations owing to such Beneficiary;

            FOURTH, to all other Obligations (other than as covered by Clause "FIFTH", "SIXTH" and "SEVENTH" below) which shall have become due and payable under the Operative Documents or otherwise and not repaid pursuant to clauses "FIRST" through "THIRD" above; and

            FIFTH, to the payment of all accrued interest on the Obligations;

            SIXTH, to the payment of the Guaranteed Amount then due and unpaid;

            SEVENTH, to be held by the Security Trustee as cash collateral pursuant to this Mortgage until the Lien of this Mortgage shall have been terminated; and

            EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) if amounts available are insufficient to pay all amounts due within any category, such available amounts shall be paid pro rata to the parties entitled thereto based upon the amount due under such category to each such party or, in the case of Clauses FOURTH, FIFTH and SIXTH, applied among the parties entitled thereto in accordance with written instructions of GECC.

            Section 4.05. Turnover of Payments to Senior Trustee. Until the Lien of the Senior Mortgage shall have been discharged, the Security Trustee and each Beneficiary shall hold in trust for the benefit of the "Secured Parties" (as defined in the Senior Mortgage) and shall promptly pay to the Senior Trustee for the benefit of such "Secured Parties" any proceeds of the Collateral for distribution in accordance with the Senior Mortgage.

                                   ARTICLE 5.

                            INTENTIONALLY LEFT BLANK

                                   ARTICLE 6.

                                 SECURITY FUNDS

            Section 6.01. Investment of Security Funds. Any monies paid to or received by the Security Trustee as cash collateral or which are required to be paid to the Company or applied for the benefit of the Company (including, without limitation, amounts payable to the Company under Sections 3.04(d), 3.04(f) and 3.05(d) hereof), but which the Security Trustee is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of a Subordinated Event of Default), shall, until paid to the Company or applied as provided herein, be invested by the Security Trustee at the written authorization and direction of the Company (or, if a Subordinated Event of Default shall have occurred and be continuing, the Security Trustee) from time to time at the sole expense and risk of the Company in Permitted Investments. All Permitted Investments held by the Security Trustee pursuant to this Section 6.01 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Security Trustee or (b) held in an Eligible Account. At the time of such payment or application, there shall be remitted to the Company any gain (including interest received) realized as the result of any such investment (net of any fees, commissions, other expenses or losses, if any, incurred in connection with such investment) unless a Subordinated Event of Default shall have occurred and be continuing. The Security Trustee shall not be liable for any loss relating to a Permitted Investment made pursuant to this Section 6.01. The Company will promptly pay to the Security Trustee, on demand, the amount of any loss (net of any gains, including interest received) realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

                                   ARTICLE 7.

                                  MISCELLANEOUS

            Section 7.01. Termination of Mortgage. Upon (or at any time after) the later of (i) payment in full of the unpaid principal of, and accrued interest on, the Loans and all other Senior Obligations then due and payable (and regardless of whether any Default or Event of Default shall have occurred and be continuing) and (ii) the Designated Date (or, if on the later of the foregoing a case is pending under the Bankruptcy Code in which the Company is the debtor, then (x) if such case is under Chapter 11 of the Bankruptcy Code, upon effectiveness of the

Company's plan of reorganization in such Chapter 11 case if no Obligations are then due and unpaid or (y) if clause (x) is not applicable, at such time as all Obligations that are allowed claims (within the meaning of Section 502 of the Bankruptcy Code) in such case and secured under the Mortgage have been paid in full), the Security Trustee shall, upon the written request of the Company execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Engines and the balance of the Collateral from the Lien of this Mortgage and, in such event, this Mortgage shall terminate and this Mortgage shall be of no further force or effect. Upon any release of an Engine from the Lien of this Mortgage in accordance with the terms of this Mortgage, the Parts, Engine Documents and other Collateral referred to in subsections (b), (c), (d) and (e) of Section 2.01 relating to such Engine shall also be released.

            Section 7.02. Alterations to Mortgage. No amendment to or waiver of any provision of this Mortgage, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Security Trustee and the Company, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Mortgage shall not be varied except in accordance with the Loan Agreement.

            Section 7.03. No Legal Title to Collateral. No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of Law or otherwise, of any right, title or interest in respect of any of the Obligations or any right, title and interest of any Secured Party in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Collateral.

            Section 7.04. Sale of the Engines by Security Trustee Is Binding. Any sale or other conveyance of the Collateral, or any part thereof or any interest therein by the Senior Trustee or the Security Trustee made pursuant to and in accordance with the terms of the Senior Mortgage or this Mortgage, respectively, shall bind the Secured Parties, and shall be effective to transfer or convey all right, title and interest of the Security Trustee, the Secured Parties and the Company, in and to such Collateral, or such part thereof or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Security Trustee.

            Section 7.05. Benefit of Mortgage. Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Company, the Secured Parties and the Security Trustee any legal or equitable right, remedy or claim under or in respect of this Mortgage.

            Section 7.06. Section 1110 of the Bankruptcy Code. It is the intention of the parties hereto that the security interest created hereby entitles the Security Trustee on behalf of the Beneficiaries to all of the benefits of Section 1110 of Chapter 11 of the Bankruptcy Code in respect of the Specified Engines in the event the Company becomes a debtor under such Chapter.

            Section 7.07. Notices. Unless otherwise expressly specified or permitted by the terms hereof, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile, United States mail, courier service or overnight delivery and shall be effective when received addressed:

            (i)   if to the Company, at its office at

                  America West Airlines, Inc.
                  4000 Sky Harbor Blvd.
                  Phoenix, AZ 85034

                  Attention:        Vice President and Treasurer
                  Telephone:        (480) 693-5886
                  Telecopy:         (480) 693-3685
                  email:            tom.weir@americawest.com

            (ii)  if to the Security Trustee, at its office at

                   MAC: U1228-120
                   299 South Main Street
                   12th Floor
                   Salt Lake City, Utah 84111

                    Attention:        Corporate Trust Services
                    Telephone:        (801) 246-5630
                    Telecopy:         (801) 246-5053
                    email:            michael.hoggan@wellsfargo.com

            (iii) if to any Beneficiary, at its address for notices to it provided under the Indemnity Agreement,

            or, as to any party, at such other address as such party shall from time to time designate by written notice to the other parties in accordance with this Section 7.07.

            Section 7.08. Severability. Should any one or more provisions of this Mortgage be determined to be illegal or unenforceable by a court of any jurisdiction, such provision shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction. The Company and the Security Trustee agree, as to such jurisdiction and to the extent permitted by such jurisdiction's Laws, to replace any provision of this Mortgage which is so determined to be illegal or unenforceable by a valid provision which has as nearly as possible the same effect; provided that such replacement provision shall not expand the Company's or the Security Trustee's obligations hereunder.

            Section 7.09. Separate Counterparts. This Mortgage may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Mortgage executed by a party hereto shall be an original counterpart of this Mortgage, and all of such counterparts together shall constitute one instrument.

            Section 7.10. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Company and its successors and permitted assigns, and the Security Trustee and its successors and permitted assigns, all as herein provided.

            Section 7.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 7.12. Governing Law; Submission to Jurisdiction; Venue.

            (a) This Mortgage and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York. Any legal action or proceeding with respect to this Mortgage may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Mortgage, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Mortgage brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 7.07, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

            (b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Mortgage brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            Section 7.13. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY MATTER ARISING THEREUNDER.

            Section 7.14. Governing Law. THIS MORTGAGE IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                       [Remainder of this page is blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

                                        AMERICA WEST AIRLINES, INC.

                                        By: /s/ Thomas T. Weir
                                            --------------------------------
                                           Name: Thomas T. Weir
                                           Title: Vice President and Treasurer

                                        WELLS FARGO BANK NORTHWEST,
                                               NATIONAL ASSOCIATION, as Security
                                               Trustee

                                        By: /s/ Michael D. Hoggan
                                            --------------------------------
                                           Name: Michael D. Hoggan
                                           Title: Vice President

                                                                      APPENDIX A

                           DEFINITIONS RELATING TO THE
                  SUBORDINATED MORTGAGE AND SECURITY AGREEMENT

                               General Provisions

(a)   Unless otherwise expressly provided, a reference to:

      (i) each of "the Company," "Security Trustee" or any other person includes, without prejudice to the provisions of any Operative Document, any successor in interest to it and any permitted transferee or permitted assignee of it;

      (ii) words importing the plural include the singular and words importing the singular include the plural;

      (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

      (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

      (v) the words "Mortgage," "this Mortgage," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in the Mortgage refer to the Mortgage as a whole and not to any particular provision of the Mortgage;

      (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in the Mortgage, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

      (vii) a "Section," an "Exhibit," an "Appendix," an "Annex" or a "Schedule" referred to in the Mortgage, or in any annex thereto, is a reference to a section of, or an exhibit, an appendix, an annex or a schedule to, the Mortgage or such annex, respectively.

(b) Each exhibit, appendix, annex and schedule to the Mortgage is incorporated in, and shall be deemed to be a part of, the Mortgage.

(c) Headings used in the Mortgage are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, the Mortgage.

                                                                      APPENDIX A
                                                                               2

(d) The occurrence and continuance of a Default, Special Default, Subordinated Event of Default or Event of Default shall not be deemed to prohibit the Company from taking any action or exercising any right that is conditioned on no Default, Special Default, Subordinated Event of Default or Event of Default having occurred and be continuing if such Default, Special Default, Subordinated Event of Default or Event of Default consists of the institution of reorganization proceedings with respect to the Company under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Mortgage with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110 of the Bankruptcy Code.

                                   Definitions

            "Additional Parts" has the meaning specified in Section 3.03(d) of the Mortgage.

            "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

            "Aggregate Disposition Proceeds" has the meaning given to that term in the Indemnity Agreement.

            "Aircraft" means an airframe on which an Engine is then installed.

            "AWA Operative Documents" has the meaning given such term in the Indemnity Agreement.

            "Bankruptcy Code" means Title 11 of the United States Code.


            "Beneficiaries" has the meaning given to that term in the Indemnity Agreement.

            "Business Day" means any day except Saturday, Sunday and any day which shall be in New York City or Phoenix, Arizona a day on which banking institutions are authorized or required by Law to close.

            "Certificated Air Carrier" means a Person holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

            "Citizen of the United States" has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code.

                                                                      APPENDIX A
                                                                               3

            "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program, currently administered by the United States Air Force Military Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

            "Closing Date" means the Funding Date for the Loan made pursuant to the Loan Agreement.

            "Collateral" has the meaning given such term in Section 2.01 of the Mortgage.

            "Company" means America West Airlines, Inc., a Delaware corporation.

            "Default" means any event which, with the giving of notice, lapse of time or both would become an Event of Default.

            "Designated Date" has the meaning given such term in the Loan Agreement.

            "Disposed Engine" has the meaning set forth in Section 3.04(i).

            "Dollars" and "$" means the lawful currency of the United States of America.

            "Eligible Account" means an account established by and with an Eligible Institution at the request of the Security Trustee, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that
(a) such account shall be a "securities account" (as defined in Section 8-501 of the New York UCC), (b) such institution is a "securities intermediary" (as defined in Section 8-102(a)(14) of the New York UCC), (c) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the New York UCC), (d) the Security Trustee shall be the "entitlement holder" (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Security Trustee to the exclusion of the Company, (f) it will waive or subordinate in favor of the Security Trustee all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the "securities intermediary jurisdiction" (under Section 8-110(e) of the New York UCC) shall be the State of New York.

            "Eligible Institution" means (a) the Security Trustee, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the New York UCC), or (b) a depository institution organized under the Laws of the United States of America or any of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A3 or its equivalent.

            "Engine" means (a) each of the engines listed in Annex A to each Mortgage Supplement executed and delivered by the Company pursuant to the Loan Agreement and (b) any and all Parts. Upon substitution of a Replacement Engine or an Exchanged Engine in accordance with Section 3.04 of this Mortgage, any such Replacement Engine or Exchanged Engine shall become subject to the Mortgage and shall be an "Engine" for all purposes of this Mortgage and the Loan Agreement. Upon substitution of a Replacement Engine or an Exchanged Engine in accordance with Section 3.04 of the Mortgage, the Engine released

                                                                      APPENDIX A
                                                                               4

pursuant to such Section shall no longer be subject to the Mortgage, and such released Engine shall cease to be an "Engine." Each Engine shall be bare and shall not include parts associated with any Aircraft.

            "Engine Documents" means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the Company's (or, in the case of any Engine subject to a Lease, such Lessee's) maintenance program in accordance with the requirements of the FAA or the JAA, as the case may be, to be maintained with respect to the Engines or Parts, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, in accordance with FAA or JAA, as the case may be, regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Company (provided, that all such materials shall be maintained in the English language).

            "Event of Default" has the meaning given such term in the Loan Agreement until the Lien of the Senior Mortgage shall have been discharged and thereafter shall mean a Subordinated Event of Default.

            "Event of Loss" means, with respect to any Engine, any of the following circumstances, conditions or events with respect to such Engine, for any reason whatsoever:

                  (a) the destruction of such Engine, damage to such Engine beyond practical or economic repair or rendition of such Engine permanently unfit for normal use by the Company;

                  (b) the actual or constructive total loss of such Engine or any damage to such Engine, or requisition of title or use of such Engine, which results in an insurance settlement with respect to such Engine on the basis of a total loss or constructive or compromised total loss;

                  (c) any theft, hijacking or disappearance of such Engine for a period of 180 consecutive days or more;

                  (d) any seizure, condemnation, confiscation, or taking of, or requisition of title to, such Engine by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding 180 consecutive days;

                  (e) any seizure, condemnation, confiscation, taking or requisition of use of such Engine that continues until the earliest of (i) the date upon which such Engine is modified, altered or adapted in such a manner as would render conversion of such Engine for use in normal commercial passenger service impractical or uneconomical, (ii) the date on which such Engine is operated or located in any area excluded from coverage by any insurance policy required to be maintained in respect of such Engine pursuant to the Mortgage (unless an indemnity in lieu of insurance is provided to the Security Trustee in accordance with Section 3.05(c) of the Mortgage) or (iii) the date that is 180 days

                                                                      APPENDIX A
                                                                               5

      following the commencement of such loss of use (unless such loss of use results from action by the U.S. Government, in which case this clause
      (iii) shall not apply to such loss of use); and

                  (f) as a result of any Law, rule, regulation, order or other action by the FAA, the use of such Engine in the normal course of the Company's (or any Lessee's) business of passenger air transportation is prohibited for a period expiring on the date that is 180 days following commencement of such prohibition, provided that if the Company (or such Lessee) prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Engine by the Company, then the date that is 18 months following commencement of such prohibition; provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to the Company's (or such Lessee's) entire U.S. fleet of such property and the Company (or such Lessee), prior to the expiration of such 18-month period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of such Engine by the Company (or such Lessee), but in any event if such use shall have been prohibited for a period of three years.

The date of such Event of Loss shall be the date of such loss, damage, insurance settlement, seizure, condemnation, confiscation, taking or requisition of title or use or prohibition, except that, for purposes of clauses (c), (d), (e) and
(f) above, no Event of Loss shall be deemed to have occurred until the date of expiration of the applicable period referred to therein.

            "Exchange Shortfall Amount" has the meaning set forth in Section 3.04(j).

            "Exchanged Engine" has the meaning set forth in Section 3.04(g).

            "Federal Aviation Act" means Part A of Subtitle VII of Title 49, United States Code.

            "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration, and any agency or instrumentality of the United States government succeeding to its functions.

            "Funding Date" has the meaning given to such term in the Loan Agreement.

            "GECC" means General Electric Capital Corporation, a Delaware corporation.

            "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating

                                                                      APPENDIX A
                                                                               6

to the observance or performance of the obligations of any of the parties to the Operative Documents.

            "Indemnity Agreement" means the Payment and Indemnity Agreement [Engines], dated as of September 3, 2004, among the Company, the Beneficiaries and Wells Fargo Bank Northwest, National Association, as security trustee thereunder.

            "JAA" means the European Joint Aviation Authorities, and any agency or instrumentality succeeding to its functions.

            "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

            "Lease" means any lease permitted by the terms of Section 3.02(a)(vii) or (viii) of the Mortgage.

            "Lender" has the meaning given to that term in the Loan Agreement.

            "Lessee" means any lessee permitted by the terms of Section 3.02(a)(vii) or (viii) of the Mortgage.

            "Letter of Credit" has the meaning set forth in Section 3.04(j).

            "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, or security interest affecting the title to or interest in property.

            "Loan" has the meaning given to that term in the Loan Agreement.

            "Loan Agreement" means the Loan Agreement [Engines], dated as of September 3, 2004 among the Company, GECC, the Security Trustee and the Lenders from time to time party thereto.

            "Maximum Self-Insurance Amount" has the meaning set forth in
Schedule II to the Indemnity Agreement.

            "Minimum Liability Amount" has the meaning set forth in Schedule II to the Indemnity Agreement.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means the Subordinated Engine Mortgage and Security Agreement covering the Collateral dated as of September 3, 2004, between the Company and the Security Trustee.

            "Mortgage Supplement" means any supplement to the Mortgage from time to time executed and delivered.

                                                                      APPENDIX A
                                                                               7

            "New York UCC" means the Uniform Commercial Code as in effect in the State of New York.

            "Obligations" means the Guaranteed Amount (as defined in the Indemnity Agreement) and all other obligations of every nature of the Company from time to time owed to the Security Trustee, the Beneficiaries or any of them under the Indemnity Agreement or any other Operative Document.

            "Officer's Certificate" means, as to any company, a certificate signed by the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of such company.

            "Operative Documents" means the Indemnity Agreement, the Mortgage and each Mortgage Supplement.

            "Parts" means any and all appliances, parts, instruments, appurtenances, modules, accessories, and other equipment of whatever nature which may from time to time be incorporated or installed in or attached to any Engine or removed therefrom unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.03 of the Mortgage.

            "Permitted Air Carrier" means any U.S. Air Carrier or any air carrier with its principal executive offices in a country listed on Schedule I to the Mortgage and which is authorized to conduct commercial airline operations and to operate jet aircraft under the applicable Laws of such country.

            "Permitted Disposition" has the meaning set forth in Section
3.04(i).

            "Permitted Investments" means (i) securities issued or directly and fully guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association and the Federal National Mortgage Association, in all cases having a maturity of not more than 90 days or, in the case of auction rate notes issued by any of the foregoing, having an action reset interval of not more than 30 days; (ii) certificates of deposit, bankers' acceptances, repurchase agreements or time deposits issued or accepted or guaranteed by any bank, trust company or national banking association incorporated under the Laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's or AA or better by Standard & Poor's and having a final maturity of 90 days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the Laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by Standard & Poor's or P1 by Moody's and having a final maturity of 90 days or less from the date of purchase

                                                                      APPENDIX A
                                                                               8

thereof; provided that the aggregate amount at any one time invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus.

            "Permitted Liens" has them meaning given such term in Section 3.01 of the Mortgage.

            "Person" has the meaning given to such term in the Loan Agreement.

            "Pre-Approved Bank" means any bank organized under the laws of the United States or any State thereof, or the New York branch of a major international bank, in each case for only so long as its long-term Dollar denominated unsecured debt (or if it does not have long-term unsecured Dollar denominated debt, its parent corporation's long-term unsecured Dollar denominated debt) carries a rating from Standard & Poor's of A or better.

            "Released Engine" has the meaning set forth in Section 3.04(g).

            "Replacement Closing Date" has the meaning given such term in
Section 3.04(c) of the Mortgage.

            "Replacement Engine" means an engine substituted for an Engine pursuant to Section 3.04 of the Mortgage.

            "Required LC Expiry Date" means the day that is the ninety-first
(91st) day following the scheduled Maturity Date (without giving effect to any acceleration or prepayment) of the Notes issued pursuant to the Loan Agreement.

            "Secured Parties" means the Beneficiaries and the Security Trustee.


            "Security Trustee" means Wells Fargo Bank Northwest, National Association, in its capacity as security trustee under the Mortgage.

            "Senior Mortgage" means the Engine Mortgage and Security Agreement, dated as of September 3, 2004, between the Company and Wells Fargo Bank Northwest, National Association, as security trustee thereunder, which secures, among other things, the Company's obligations under the Loan Agreement.

            "Senior Obligations" means the "Obligations" as defined in the Senior Mortgage.

            "Senior Trustee" means the "Security Trustee" as defined in the Senior Mortgage.

            "Special Default" has the meaning given to that term in the Loan Agreement until the Lien of the Senior Mortgage shall have been discharged and thereafter shall mean any event pursuant to clauses (a), (b) or (f) of the definition of "Subordinated Event of Default" or any event or condition that with the lapse of time or giving of notice, or both, would constitute a "Subordinated Event of Default" under clauses (a), (b) or (f) of such definition.

            "Standard & Poor's" has the meaning given to such term in the Loan Agreement.

                                                                      APPENDIX A
                                                                               9

            "Stipulated Loss Value" means, in the case of each Engine, (i) the "Stipulated Loss Value-A" for such Engine (or the Engine that such Engine replaced) on Schedule 2 to the Loan Agreement, with respect to an Event of Loss that occurs prior to the Designated Date, and (ii) the "Stipulated Loss Value-B" for such Engine (or the Engine that such Engine replaced) on Schedule 2 to the Loan Agreement, with respect to an Event of Loss that occurs on or after the Designated Date.

            "Subordinated Event of Default" means each of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

            (a) the failure of the Company to pay any Guaranteed Amount (as defined in the Indemnity Agreement) after the expiration of any grace period or the giving of any notice (or both) applicable to the payment that the Company failed to make under an AWA Operative Document which resulted in such Guaranteed Amount becoming due; or

            (b) The Company shall fail to pay any amount (other than any Guaranteed Amount) payable hereunder or under any Operative Document when due and such failure shall continue for a period of ten Business Days after receipt by the Company of written notice that such payment is overdue given to the Company by the Security Trustee; or

            (c) Any representation or warranty made by the Company in Section
      3.1 of the Indemnity Agreement or pursuant to any other Operative Document, or any amendment or modification of any Operative Document, or in any report, certificate or other document prepared by the Company (other than any financial statements or documents filed by the Company with the Securities and Exchange Commission) and furnished pursuant to or in connection with any Operative Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same shall remain uncured for a period in excess of 30 days after the date of written notice thereof from the Security Trustee; or

            (d) The Company shall fail to perform or observe any term, covenant or agreement contained in this Mortgage or any other Operative Document (other than those referred to in clauses (a) and (b) above) on its part to be performed or observed and such failure shall remain unremedied for a period of 30 days after written notice of such failure shall have been given to the Company by the Security Trustee, unless such failure is capable of being corrected and the Company shall be diligently proceeding to correct such failure, in which case there shall be no Subordinated Event of Default unless and until such failure shall continue unremedied for a period of 60 days after receipt of such notice; or

            (e) The Company shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its

                                                                      APPENDIX A
                                                                              10

      property, or the Company shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or the Company shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time), or the Company shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or the Company's board of directors shall adopt a resolution authorizing any of the foregoing; or

            (f) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of substantially all of its property, or substantially all of the property of the Company shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or a petition against the Company in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction assumes jurisdiction, custody or control of the Company or of substantially all of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days; or

            (g) The Company shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of any Engine in accordance with the provisions of Section 3.05 of this Mortgage; or

            (h) The Company shall cease to be a Certificated Air Carrier; or

            (i) This Mortgage shall for any reason cease to be a valid second-priority (or, if the Senior Mortgage shall have been terminated, first-priority) perfected security interest (subject to Permitted Liens) in favor of the Security Trustee in the Company's right, title and interest in and to the Engines under the laws of the United States of America and assuming that the Engines are located in the United States of America (and, if any Engine is subject to a Lease to a Lessee domiciled in any other jurisdiction, such jurisdiction, assuming that such Engine is located in such jurisdiction).

            "Taxes" has the meaning given to that term in the Loan Agreement.

            "Termination Value" means, in the case of each Engine, the "Termination Value" for such Engine (or the Engine that such Engine replaced) on
Schedule 2 to the Loan Agreement.

            "Threshold Amount" has the meaning set forth in Schedule II to the Indemnity Agreement.

                                                                      APPENDIX A
                                                                              11

            "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

            "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

            "U.S. Government" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

            "Warranties" has the meaning given to that term in Section 2.01 of the Mortgage.

            "Wet Lease" means any arrangement whereby the Company or a Lessee agrees to furnish an Aircraft to a third party pursuant to which such Aircraft (including any Engines attached thereto) shall at all times be in the operational control of, and insured by, the Company or such Lessee, provided that the Company's obligations under the Mortgage shall continue in full force and effect notwithstanding any such arrangement.

                                                                      APPENDIX B

                                    INSURANCE

      Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Appendix A to the Mortgage.

      A.    BODILY INJURY LIABILITY AND PROPERTY DAMAGE LIABILITY INSURANCE.

            1. Except as provided in paragraph 2 of this Section A, and subject to the self insurance to the extent permitted by Section D hereof, the Company will at all times carry and maintain or cause to be carried and maintained, at no expense to the Security Trustee, on a non-discriminatory basis, comprehensive airline liability insurance, including passenger legal liability, bodily injury liability, products liability, property damage liability and contractual liability (exclusive of manufacturer's product liability insurance) with respect to the Aircraft and the Engines (a) in an amount per occurrence not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by the Company of the same type and operating on similar routes as the Aircraft and (y) the Minimum Liability Amount, (b) of the type and covering the same risks as from time to time applicable to aircraft operated by the Company (or any lessee to whom such Engine is leased under and in accordance with Section 3.02(viii) hereof, a "Permitted Lessee") of the same type which comprise the Company's (or such Permitted Lessee's) fleet and (c) which is maintained in effect with insurers or reinsurers of recognized responsibility. The Company shall maintain cargo liability insurance in an amount not less than the amount of cargo liability insurance maintained for other aircraft operated by the Company. Such insurance shall in any event include cover for war risks and allied perils liability insurance in accordance with London form AVN52D as in effect on September 1, 2004 or its substantive equivalent, or in the case that such coverage is maintained through the FAA, Chapter 443 of Title 49 of the United States Code as in effect on September 1, 2004 and such war risks and allied perils liability insurance shall be for an amount not less than the greater of
(i) the Minimum Liability Amount and (ii) the amount carried by the Company in respect of similar aircraft owned or otherwise operated by the Company.

            2. During any period that the Aircraft or an Engine is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by paragraph 1 above, and subject to the self-insurance to the extent permitted by Section D hereof, insurance otherwise conforming to the provisions of said paragraph 1 except that (a) the amounts of coverage shall not be required to exceed the amounts of bodily injury liability and property damage liability insurance from time to time applicable, in the case of the Aircraft, to aircraft owned or leased by the Company (or any Permitted Lessee) of the same or similar type as the Aircraft which comprise the Company's (or such Permitted Lessee's) fleet, or, in the case of an Engine, to engines owned or operated by the Company (or such Permitted Lessee) of the same type as such Engine, and in any such case which are on the ground and not in operation and
(b) the scope of the risks covered and the type of insurance shall be consistent with industry practice for airlines operating only similarly-sized equipment on similar routes and the same as from time to time shall be applicable, in case of Aircraft, to aircraft owned or leased by the Company (or any Permitted Lessee) of the same or similar type which comprise the Company's (or such Permitted Lessee's) fleet, or in the case of an Engine, to engines owned or operated by

                                                                      APPENDIX B
                                                                              2

the Company (or such Permitted Lessee) of the same type as such Engine, and in any case which are on the ground and not in operation.

      B.    INSURANCE AGAINST LOSS OR DAMAGE TO THE AIRCRAFT OR THE ENGINES.

            1. Except as provided in paragraph 2 of this Section B, and subject to the provisions of Section D hereof permitting self-insurance, the Company shall at all times carry and maintain or cause to be carried and maintained in effect with insurers or reinsurers of recognized responsibility (i) "all risk" aircraft hull insurance covering the Aircraft and the Engines, (ii) fire, transit and extended coverage of Engines and Parts while removed from the Aircraft and not replaced by similar components, and (iii) war risk and allied perils insurance, including governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance (collectively, "WAR RISK INSURANCE") as contained in London form LSW 555B or its substantive equivalent or in the case that such coverage is maintained through the FAA, Chapter 443 of Title 49 of the United States Code as in effect on September 1, 2004; provided, further, that the foregoing insurance shall at all times while the Engines are subject to this Mortgage be for an amount (taking into account self-insurance to the extent permitted by Section D) in the aggregate applicable to all the Engines not less than the Stipulated Loss Value of the Engines, and that when any Engine is installed on an Aircraft, the agreed value of that Aircraft under the relevant policy shall be automatically increased by the amount of the Stipulated Loss Value of such Engine.

            All losses will be adjusted with the insurers by the Company (giving due regard to the interest of the Security Trustee). However, in the event that an Event of Default has occurred and is continuing, all losses will be adjusted among the Company, the insurers and the Senior Trustee (if the Lien of the Senior Mortgage shall not then have been discharged) and the Security Trustee (if the Lien of the Senior Mortgage shall then have been discharged).

            As between the Security Trustee and the Company, the insurance payments for any property damage loss to any Engine not constituting an Event of Loss with respect thereto shall be paid, to the extent such proceeds are not paid by the insurer(s) directly to the person effecting the repair, as follows: all proceeds less than or equal to the Threshold Amount shall be paid to the Company (or any Permitted Lessee if directed by the Company), and all proceeds greater than the Threshold Amount shall be paid to the Senior Trustee (if the Lien of the Senior Mortgage shall not then have been discharged) and to the Security Trustee (if the Lien of the Senior Mortgage shall then have been discharged), to be held as collateral security for the Obligations, and applied to reimburse the Company for accomplishing repairs and/or replacements as required, or to pay suppliers directly for such repairs and/or replacements as directed by the Company (or any Permitted Lessee if directed by the Company). In the case of any payment to the Security Trustee (other than in respect of an Event of Loss of an Engine), the Security Trustee shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income earned thereon, to the Company or its order.

            2. During any period that an Aircraft or an Engine is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by

                                                                      APPENDIX B
                                                                              3

paragraph 1 above, and subject to the self-insurance to the extent permitted by Section D hereof, insurance otherwise conforming with the provisions of said paragraph 1 except that the scope of the risks and the type of insurance shall be consistent with industry practice for airlines operating only similar-sized equipment on similar routes the same as from time to time applicable to aircraft and engines owned or leased and operated by the Company (or any Permitted Lessee) of the same or similar type which comprise the Company's (or such Permitted Lessee's) fleet similarly on the ground and not in operation, provided that, subject to the self-insurance to the extent permitted by Section D hereof, the Company shall maintain or cause to be maintained insurance against risk of loss or damage to each Engine in an amount at least equal to the Stipulated Loss Value of such Engine during such period that such Engine is on the ground and not in operation.

            C. Reports, Etc. The Company will furnish, or cause to be furnished, to the Security Trustee on or before the Closing Date and annually on or before the renewal dates of the Company's (or the Permitted Lessee's) relevant insurance policies required hereunder, a report, signed by any reputable recognized independent firm of insurance brokers selected by the Company, which brokers may be regularly retained by the Company or any Permitted Lessee (the "INSURANCE BROKER"), describing in reasonable detail the hull and liability insurance then carried and maintained with respect to the Aircraft and the Engines and stating the opinion of such firm that, to its knowledge, such insurance complies with the terms of this Appendix B. Such information shall remain confidential as provided in Section 6.12 of the Indemnity Agreement. The Company will cause such Insurance Broker to agree to advise the Security Trustee in writing of any default in the payment of premium and to advise the Security Trustee at least thirty (30) days (seven (7) days in the case of War Risk Insurance and ten (10) days in the case of nonpayment of premium) prior to the cancellation or material adverse change of any insurance maintained pursuant to this Appendix B, provided that, in respect of the War Risk Insurance, the Insurance Broker shall provide for such shorter period as may be obtainable in the international insurance market. In the event that the Company shall fail to maintain or cause to be maintained insurance as herein provided, the Security Trustee may, at its sole option, provide such insurance and, in such event, the Company shall, upon demand, reimburse the Security Trustee for the cost thereof.

            D. Self-Insurance. The Company may self-insure, by way of deductible, premium adjustment provisions in insurance policies, or otherwise, under a program applicable to all aircraft in the Company's fleet, the risks required to be insured against pursuant to Sections A and B hereof but in no case shall the self-insurance with respect to all of the aircraft in the Company's fleet (including, without limitation, the Aircraft and the Engines) exceed the lesser of (x) 50% of the largest replacement value of any single aircraft in the Company's fleet or (y) 1.5% of the average aggregate insurable value (during the preceding calendar year) of all aircraft on which the Company carries insurance, unless the Insurance Broker shall certify that the standard among major U.S. airlines is a higher level of self-insurance, in which case the Company may self-insure the Aircraft and the Engines to such higher level. Notwithstanding the foregoing, the insurance required by Section B.1(i) hereof may be subject to a per occurrence deductible. With respect to the Aircraft and the Engines when on-wing, such deductible shall be no greater than the Maximum Self-Insurance Amount for any one occurrence. Said deductible shall not apply in the case of a total loss of the Aircraft.

                                                                      APPENDIX B
                                                                               4

            E. Terms of Insurance Policies. Any policies carried in accordance with Sections A and B hereof covering the Aircraft and the Engines, and any policies taken out in substitution or replacement for any such policies, as applicable, (1) shall name the Security Trustee and each other Secured Party (the "Additional Insureds") as additional insureds, as their interests may appear, (2) in the case of hull insurance, shall name the Senior Trustee (until the Lien of the Senior Mortgage shall have been discharged) and the Security Trustee (from and after the time that the Lien of the Senior Mortgage shall have been discharged) as sole loss payee to the extent provided in clause (12) below,
(3) may provide for self-insurance to the extent permitted in Section D, (4) shall provide that if the insurers cancel such insurance for any reason whatsoever, or the same is allowed to lapse for nonpayment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such cancellation, lapse, or change shall not be effective as to the Additional Insureds for thirty (30) days (or ten (10) days in the case of nonpayment of premium) after issuance to (but, in the case of War Risk Insurance, seven (7) days after sending to) the Additional Insureds of written notice by such insurers of such cancellation or change, provided, however, that if, the Company's War Risk Insurance provider does not provide for provision of direct notice to Additional Insureds of cancellation, change or lapse in the insurance required hereunder, the Company hereby agrees that, upon receipt of notice (including any notice by publication, if applicable) of any cancellation, change or lapse thereof from such insurance provider it shall give the Additional Insureds immediate notice of each cancellation or lapse and prompt notice of each change of such insurance, (5) shall provide that in respect of the Additional Insureds' respective interests in such policies the insurance shall not be invalidated by any action or inaction of the Company (or any Permitted Lessee) and shall insure the respective interests of the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or any Permitted Lessee), (6) in the case of liability insurances, shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (7) in the case of liability insurances, shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if a separate policy covered each insured,
(8) shall waive any right of subrogation of the insurers or any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured,
(9) shall provide that losses (other than for total loss of an Engine) shall be adjusted with the Company (or, if an Event of Default or Special Default shall have occurred which is continuing, with the Senior Trustee (until the Lien of the Senior Mortgage shall have been discharged) and the Security Trustee (from and after the time that the Lien of the Senior Mortgage shall have been discharged)), (10) shall provide that the Additional Insureds are not liable for any insurance premiums, (11) shall be effective with respect to both domestic and international operations, (12) shall provide that (i) except as specified in clause (iii) below, in the event of a loss involving proceeds in excess of the Threshold Amount, all proceeds in respect of such loss up to the amount of Stipulated Loss Value for an affected Engine shall, to the extent such proceeds are not paid by the insurer(s) directly to the person effecting the repair, be payable to the Senior Trustee (until the Lien of the Senior Mortgage shall have been discharged) and the Security Trustee (from and after the time that the Lien of the Senior Mortgage shall have been discharged) to be held by Such Person (whether such payment is made to the Company (or any Permitted Lessee) or any third party), it being understood and agreed that in the case of any payment to the Security Trustee otherwise than in respect of an Event of Loss of the Engine, the

                                                                      APPENDIX B
                                                                               5


Security Trustee shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made or the replacement of the Engine suffering the Event of Loss, pay the amount of such payment, and any interest or income earned thereon, to the Company or its order,
(ii) except as specified in the following clause (iii), all proceeds less than or equal to the Threshold Amount (regardless of the total amount of proceeds resulting from such loss) and any proceeds of any loss in excess of Stipulated Loss Value for the Engine suffering such loss shall be paid to the Company or its order and (iii) notwithstanding anything to the contrary contained in the preceding clauses (i) and (ii), if a Special Default shall have occurred and be continuing and the insurers have been notified thereof by the Security Trustee, all proceeds of loss (other than in excess of the Stipulated Loss Value) shall be paid to the Senior Trustee (until the Lien of the Senior Mortgage shall have been discharged) and the Security Trustee (from and after the time that the Lien of the Senior Mortgage shall have been discharged), (13) if separate hull and war risk coverage is maintained, shall contain a 50/50 clause in accordance with AVS 103, (14) shall operate on a worldwide basis subject to certain territorial restrictions which are usual and customary in the War Risks market from time to time and (15) shall contain a provision entitling the Security Trustee to initiate a claim if an Event of Default shall be continuing.

            F. Reinsurance. The Company shall procure that in respect of insurances maintained by the Company in accordance with the provisions in this Appendix B the insurers shall maintain, if such insurances do not provide for direct coverage in the markets hereafter referred to, reinsurance covering identical subject matter and risk for an amount which shall not be less than 100% of the coverage amount under Sections A and B hereof in Lloyd's of London or other internationally recognized aviation insurance and/or reinsurance markets. Such reinsurance shall contain a customary "cut-through" endorsement and shall provide that any payment by the reinsurers shall be made notwithstanding any bankruptcy, insolvency or liquidation of the original insurer and/or that the original insurer has made no payment under the original policies.

                                                                       EXHIBIT A

                       SUBORDINATED MORTGAGE AND SECURITY
                           AGREEMENT SUPPLEMENT NO. __

            Subordinated Mortgage and Security Agreement Supplement No. __ dated _________, 20__ ("MORTGAGE SUPPLEMENT") of AMERICA WEST AIRLINES, INC. (the "COMPANY").

                              W I T N E S S E T H:


            WHEREAS, the Subordinated Engine Mortgage and Security Agreement, dated as of September 3, 2004 (the "MORTGAGE"), between the Company and Wells Fargo Bank Northwest, National Association (the "SECURITY TRUSTEE"), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Engines (such term and other defined terms in the Mortgage being used herein with the same meanings);

            NOW, THEREFORE, this Mortgage Supplement WITNESSETH that the Company hereby confirms that the Lien of the Mortgage on the Collateral covers all of the Company's right, title and interest in and to the property described on Annex A hereto.

            To have and to hold all and singular the aforesaid property unto the Security Trustee, its successors and assigns, for the benefit, security and protection of the Security Trustee, and for the uses and purposes and subject to the terms and provision set forth in the Mortgage.

            This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

            IN WITNESS WHEREOF, the Company has caused this Subordinated Mortgage Supplement No. __ to be duly executed by one of its duly authorized officers, as of the day and year first above written.

                                        AMERICA WEST AIRLINES, INC.
                                        By:_________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A
                                                                               2

                                                                      ANNEX A TO
                                                             MORTGAGE SUPPLEMENT

                             DESCRIPTION OF ENGINES

                                     ENGINES

Manufacturer                  Model                    Manufacturer's Serial No.

Each engine is of 750 or more "rated take-off horsepower" or the equivalent of such horsepower.

                                                                       EXHIBIT B
                                    EXHIBIT B

                            FORM OF LETTER OF CREDIT

 Wells Fargo Bank Northwest, National Association,
        as Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, UT  84111

Dated _________

This Letter of Credit is provided pursuant to the Subordinated Engine Mortgage and Security Agreement dated as of September 3, 2004 between America West Airlines, Inc. , and Wells Fargo Bank Northwest, National Association, as Security Trustee (the "SECURITY TRUSTEE"). This letter of credit however creates primary obligations on us and is independent from the mortgage.

On the instructions of America West Airlines, Inc. and for its account, we hereby establish this irrevocable Letter of Credit to authorize the Security Trustee, to draw on [APPROPRIATE BRANCH/DEPARTMENT DETAILS/ADDRESS OF ISSUING BANK] an amount or amounts not exceeding a total of USD [AMOUNT IN FIGURES (AMOUNT IN WORDS] United States Dollars) upon receipt by us of a signed demand certificate from you in the following format (with the square bracketed sections completed):

"The undersigned as an authorized signatory or representative of the Security Trustee hereby draws upon your irrevocable Letter of Credit dated [DATE OF THIS LETTER OF CREDIT] and instructs you to transfer US$ [AMOUNT IN FIGURES] ([AMOUNT IN WORDS] United States Dollars) to [INSERT APPROPRIATE BANK DETAILS] immediately."

We will honor drawings under this Letter of Credit upon our receipt of such a demand certificate (by facsimile to fax number: [BANK FAX NUMBER], mail, courier service or by hand) and will make payment to the account specified in the demand certificate, for value no later than close of business on the next succeeding banking day following our receipt of the demand certificate. If any drawing hereunder does not conform with these terms, we shall promptly notify you of that, state the reason(s) why and hold the document(s) presented at your disposal (or return them to you if you so request).

Partial drawings are permitted.

This letter of credit expires on [INITIAL EXPIRY DATE] ("Expiry Date") but shall be automatically extended, without the need for amendment, for one year from the said Expiry Date and annually thereafter unless at least 60 days prior to the then applicable Expiry Date we have notified you by registered mail that we will not renew the letter of credit for the following year.

This Letter of Credit is transferable and constitutes an obligation to make payment against documents.

(1) Except as provided above, this Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 and is governed by New York law. Unless you otherwise require, any disputes arising out of or in connection with this letter of credit shall be resolved before the United States District Court for the Southern District of New York and any New York state court sitting in the County of New York, New York, and all related appellate courts.

All bank charges, including, but not by way of limitation, fees or commissions, shall be for the applicant's account.

----------
(1) Alternatively where bank wants to use ISP 98: Except as provided above, this Letter of Credit is issued subject to the International Standby Practices 1998 and is governed by New York law. Unless you otherwise require, any disputes arising out of or in connection with this letter of credit shall be resolved before the United States District Court for the Southern District of New York and any New York state court sitting in the County of New York, New York, and all related appellate courts.

                                                                      SCHEDULE I

                               PERMITTED COUNTRIES

Argentina                                Indonesia                            Poland
Australia                                Ireland                              Portugal
Austria                                  Italy*
                                                                              Singapore
Bahamas                                  Jamaica                              Slovakia*
Belgium                                  Japan                                South Africa
Brazil                                   Jordan                               South Korea
                                                                              Sweden
Canada                                   Kuwait                               Switzerland
Chile
Cyprus*                                  Luxembourg                           Trinidad and Tobago
Czech Republic                                                                Tunisia
                                         Malaysia
Denmark                                  Malta                                United Kingdom
                                         Mexico                               Uruguay*
France

                                         Netherlands*                         Venezuela*
Germany                                  New Zealand
Greece                                   Norway

Hungary                                  Paraguay*
                                         People's Republic of China
Iceland                                  Philippines

------------

*Notwithstanding anything to the contrary set forth elsewhere in this Mortgage, a lease of any Engine to an operator domiciled in any of these jurisdictions shall be permitted only if (i) the Company and International Aero Engines, Inc.
(IAE) shall have entered into a lease with respect to such Engine that is fully recourse to IAE, and (ii) the lease of such Engine to the operator is a sublease from IAE to such operator. For the avoidance of doubt, with respect to any such arrangement, IAE, and not the operator, would be deemed the "Lessee" or "Permitted Lessee" as such terms are used in this Mortgage.